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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Copano Energy, L.L.C.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COPANO ENERGY, L.L.C.
2727 Allen Parkway, Suite 1200
Houston, Texas 77019

NOTICE OF ANNUAL MEETING OF UNITHOLDERS
TO BE HELD ON MAY 25, 2006

Dear Unitholder:

        You are cordially invited to attend the 2006 Annual Meeting of Unitholders (the "Annual Meeting") of Copano Energy, L.L.C., a Delaware limited liability company ("Copano"), which will be held on Thursday, May 25, 2006, at 9:00 a.m., Central Standard Time, at 2727 Allen Parkway, Ground Level, Meeting Room 3, Houston, Texas 77019. The Annual Meeting will be held for the following purposes:

1.
To elect seven directors to Copano's Board of Directors to serve until the 2007 Annual Meeting of Unitholders;

2.
To ratify the appointment of Deloitte & Touche LLP as independent auditors of Copano for the fiscal year ending December 31, 2006; and

3.
To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the meeting.

        Additional information regarding the Annual Meeting is set forth in the attached Proxy Statement.

        Only unitholders of record at the close of business on April 5, 2006 are entitled to receive notice of and to vote at the Annual Meeting or any adjournments or postponement thereof. A list of our unitholders will be available for examination at the Annual Meeting and at Copano's Houston office at least ten days prior to the Annual Meeting.

By Order of the Board of Directors,
Douglas L. Lawing Vice President, General Counsel and Secretary
Houston, Texas April 13, 2006

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

COPANO ENERGY, L.L.C.
2727 Allen Parkway, Suite 1200
Houston, Texas 77019

PROXY STATEMENT

Annual Meeting of Unitholders
To Be Held on Thursday, May 25, 2006

        This Proxy Statement, which was first mailed to our unitholders on April 13, 2006, is being furnished to you in connection with the solicitation of proxies by and on behalf of the Board of Directors of Copano Energy, L.L.C., for use at our 2006 Annual Meeting of Unitholders (the "Annual Meeting") or at any adjournments or postponements thereof. The Annual Meeting will be held on Thursday, May 25, 2006, at 9:00 a.m., Central Standard Time, at 2727 Allen Parkway, Ground Level, Meeting Room 3, Houston, Texas 77019. Only holders of record of common units and subordinated units at the close of business on April 5, 2006 (the "Record Date") were entitled to notice of, and are entitled to vote at, the Annual Meeting and any adjournments or postponements thereof, unless such adjournment or postponement is for more than 45 days, in which event we will set a new record date. Unless the context requires otherwise, the terms "our," "we," "us" and similar terms refer to Copano Energy, L.L.C., together with its consolidated subsidiaries.

Proposals

        At our 2006 Annual Meeting of Unitholders, we are asking our common unitholders and subordinated unitholders, voting together as a single class, to consider and act upon proposals to: (1) elect seven directors to serve until our 2007 Annual Meeting and (2) ratify the appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2006.

Quorum Required

        The presence, in person or by proxy, of the holders as of the Record Date of a majority of our outstanding common units and subordinated units is necessary to constitute a quorum for purposes of voting on the proposals at the Annual Meeting. Withheld votes will count as present for purposes of establishing a quorum on the proposals.

How to Vote

        You may vote in person at the Annual Meeting or by proxy. Even if you plan to attend the Annual Meeting, we encourage you to complete, sign and return your proxy card in advance of the Annual Meeting. If you plan to attend the Annual Meeting and wish to vote in person, we will give you a ballot at the meeting. However, please note that if your units are held in "street name" (in the name of a broker or by a bank or other nominee), you are considered the beneficial owner of these units and proxy materials are being forwarded to you by your broker or nominee, which is considered, with respect to these units, the unitholder of record. As the beneficial owner, you have the right to direct your broker how to vote, however, since you are not the unitholder of record, you may not vote these units in person at the Annual Meeting unless you obtain from the brokerage firm an account statement, letter or other evidence satisfactory to us of your beneficial ownership of the units. Please mail your completed, signed and dated proxy card in the enclosed postage-paid return envelope as soon as possible so that your units may be represented at the Annual Meeting.

Revoking Your Proxy

        You may revoke your proxy before it is voted at the Annual Meeting as follows: (i) by delivering, before or at the Annual Meeting, a new proxy with a later date; (ii) by delivering, on or before the business day prior to the Annual Meeting, a notice of revocation to our Secretary at the address set forth in the notice of the Annual Meeting; (iii) by attending the Annual Meeting in person and voting, although your attendance at the Annual Meeting, without actually voting, will not by itself revoke a previously granted proxy; or (iv) if you have instructed a broker to vote your units, you must follow the directions received from your broker to change those instructions.

Outstanding Common and Subordinated Units Held on Record Date

        As of the Record Date, there were 14,812,233 outstanding common units and 3,519,126 outstanding subordinated units entitled to vote at the Annual Meeting.

PROPOSAL ONE—ELECTION OF DIRECTORS

        Members of our Board of Directors are elected each year at the Annual Meeting of Unitholders. At the 2005 Annual Meeting, eight directors were elected to serve until the 2006 Annual Meeting. On March 31, 2006, one of our eight directors resigned and, accordingly, we have seven directors currently serving on our Board. Effective as of our 2006 Annual Meeting, the total number of directors on our Board will be set at seven and all of our current Board members are our Board's nominees for the upcoming election of directors. We encourage our director nominees to attend our annual meetings to provide an opportunity for unitholders to communicate directly with directors about issues affecting our company. We anticipate that all director nominees will attend the Annual Meeting.

        At the Annual Meeting, our common unitholders and subordinated unitholders, voting together as a single class, will consider and act upon a proposal to elect seven directors to our Board of Directors to serve until the 2007 Annual Meeting of Unitholders. Each of the nominees has consented to serve as a director if so elected. The persons named as proxies in the accompanying proxy card, who have been designated by our Board of Directors, intend to vote FOR the election of the director nominees unless otherwise instructed by a unitholder in a proxy card. If these nominees become unable for any reason to stand for election as a director, the persons named as proxies in the accompanying proxy card will vote for the election of such other person or persons as our Board of Directors may recommend and propose to replace such nominee or nominees.

        Information concerning the seven director nominees is set forth below.

Director Nominees

Name	Age	Position with Our Company	Director Since
John R. Eckel, Jr.	54	Chairman of the Board and Chief Executive Officer	1992
James G. Crump	65	Director	2004
Ernie L. Danner	51	Director	2004
Scott A. Griffiths	51	Director	2004
Michael L. Johnson	55	Director	2004
T. William Porter	64	Director	2004
William L. Thacker	60	Director	2004

        John R. Eckel, Jr., Chairman and Chief Executive Officer, founded our business in 1992 and served as our President and Chief Executive Officer until April 2003, when he was elected to his current position. Mr. Eckel serves on the Board of Directors and as Vice Chairman of the Texas Pipeline Association. Mr. Eckel also serves as President and Chief Executive Officer of Live Oak Reserves, Inc., which he founded in 1986, and which, with its affiliates, is engaged in oil and gas exploration and production in South Texas. Mr. Eckel received a Bachelor of Arts degree from Columbia University and was employed in various corporate finance positions in New York prior to entering the energy industry in 1979.

        James G. Crump joined our Board of Directors upon completion of our initial public offering in November 2004. Mr. Crump is the Chairman of the Audit Committee and a member of the Conflicts Committee. He began his career at Price Waterhouse in 1962 and became a partner in 1974. From 1977 until the merger of Price Waterhouse and Coopers & Lybrand in 1998, Mr. Crump held numerous management and leadership roles. From 1998 until his retirement in 2001, Mr. Crump served as Global Energy and Mining Cluster Leader, a member of the U.S. Management Committee and the Global Management Committee and as Houston Office Managing Partner of PricewaterhouseCoopers. Mr. Crump holds a B.A. in Accounting from Lamar University.

        Ernie L. Danner joined our Board of Directors upon completion of our initial public offering in November 2004. Mr. Danner is the Chairman of the Conflicts Committee and a member of the Audit

Committee. Mr. Danner currently serves as Executive Vice President and as a director of Universal Compression Holdings Inc. as well as President of the International Division of Universal Compression. Mr. Danner joined Universal Compression in 1998 as its Chief Financial Officer. He also serves as a director of Horizon Lines, Inc. Mr. Danner holds a B.A. and an M.A. in Accounting from Rice University.

        Scott A. Griffiths joined our Board of Directors in December 2004. Mr. Griffiths is a member of the Nominating and Governance Committee and the Compensation Committee. Mr. Griffiths currently serves as Senior Vice President and Chief Operating Officer of Hydro Gulf of Mexico, L.L.C. From 2003 through December 2005, Mr. Griffiths served as Executive Vice President and Chief Operating Officer of Spinnaker Exploration Company. From 2002 to 2003, Mr. Griffiths served as Senior Vice President, Worldwide Exploration for Ocean Energy, Inc. Mr. Griffiths joined Ocean following the 1999 merger of Ocean and Seagull Energy Corporation, where he served as Vice President, Domestic Exploration. He holds a B.S. in Geology from the University of New Mexico and an M.A. in Geology from Indiana University.

        Michael L. Johnson joined our Board of Directors in December 2004. Mr. Johnson is a member of the Audit Committee and the Conflicts Committee. Mr. Johnson began his career in 1975 with Conoco Inc. and most recently served as Chairman and Chief Executive Officer of Conoco Gas and Power from 1997 until his retirement in 2002. Mr. Johnson holds a B.S. in Geology from New Mexico State University, an M.A. in Geochemistry from Rice University and an M.S. in Management, Sloan Fellow from Alfred P. Sloan School of Business, M.I.T.

        T. William Porter joined our Board of Directors upon completion of our initial public offering in November 2004. Mr. Porter is the Chairman of the Nominating and Governance Committee and a member of the Compensation Committee. Mr. Porter is Chairman and a founding partner of Porter & Hedges, L.L.P., a Houston law firm formed in 1981. He also serves as a director of Cal Dive International, Inc. and as a director of U.S. Concrete, Inc. Mr. Porter holds a Bachelor of Business Administration degree in Finance from Southern Methodist University and Bachelor of Law degree from Duke University.

        William L. Thacker joined our Board of Directors upon completion of our initial public offering in November 2004. Mr. Thacker is the Chairman of the Compensation Committee and a member of the Nominating and Governance Committee. Mr. Thacker is a member of the board of directors of Mirant Corporation and of Pacific Energy Management, LLC, the general partner of Pacific Energy GP, LP, which is in turn the general partner of Pacific Energy Partners, L.P. Mr. Thacker joined Texas Eastern Products Pipeline Company (the general partner of TEPPCO Partners, L.P.) in September 1992 as President, Chief Operating Officer and director. He was elected Chief Executive Officer in January 1994. In March 1997, he was named to the additional position of Chairman of the Board, which he held until his retirement in May 2002. Prior to joining Texas Eastern Products Pipeline Company, Mr. Thacker was President of Unocal Pipeline Company from 1986 until 1992. Mr. Thacker is past Chairman of the Executive Committee of the Association of Oil Pipelines, has served as a member of the board of directors of the American Petroleum Institute, and has actively participated in many energy-related organizations during his 35-year career in the energy industry. Mr. Thacker holds a Bachelor of Mechanical Engineering degree from the Georgia Institute of Technology and a Masters of Business Administration degree from Lamar University.

Required Vote

        Our limited liability company agreement provides for "cumulative voting" in the election of directors. This means that a unitholder will be entitled to a number of votes equal to (i) the number of units that such unitholder is entitled to vote at the Annual Meeting (ii) multiplied by the number of directors to be elected at the Annual Meeting. A unitholder may (i) cast all such votes for a single director, (ii) distribute them evenly among the number of directors to be voted for at the Annual Meeting, or (iii) distribute them among any two or more directors to be voted for at the Annual Meeting. For example, because there are seven director nominees, if you own 100 units you will be entitled to cast 700 votes in the manner set forth in the preceding sentence. Cumulative voting permits a unitholder to concentrate his or her votes on fewer nominees, thereby allowing the unitholder potentially to have a greater impact on the outcome of the election with respect to one or more nominees. A unitholder holding a sufficient number of units may have the ability to elect one or more nominees to the Board of Directors without the support of other unitholders.

        The seven nominees receiving the most votes cast at the Annual Meeting will be elected to the Board of Directors. With respect to the Annual Meeting, we have seven nominees and seven available board seats. Members of our Board are elected on an annual basis and each nominee who is elected to the Board of Directors will serve in such capacity until his term expires or his successor has been duly elected and qualified or until such director dies, resigns or is removed. Each properly executed proxy received in time for the Annual Meeting will be voted as specified therein.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE SEVEN NOMINEES FOR DIRECTOR.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

Director Independence

        The Board of Directors has determined that Messrs. Crump, Danner, Griffiths, Johnson, Porter and Thacker qualify as "independent" in accordance with the published listing requirements of The NASDAQ National Market ("NASDAQ"). The NASDAQ independence definition includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. In addition, as further required by the NASDAQ rules, the Board of Directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of the Board of Directors, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director.

        In addition, the members of the Audit Committee of the Board of Directors each qualify as "independent" under special standards established by the Securities and Exchange Commission ("SEC") for members of audit committees, and the Audit Committee includes at least one member who is determined by the Board of Directors to meet the qualifications of an "audit committee financial expert" in accordance with SEC rules, including that the person meets the relevant definition of an "independent" director. Mr. Crump is the independent director who has been determined to be an audit committee financial expert. Unitholders should understand that this designation is a disclosure requirement of the SEC related to Mr. Crump's experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on Mr. Crump any duties, obligations or liability that are greater than are generally imposed on him as a member of the Audit Committee and Board of Directors, and his designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

Corporate Governance

        The Board has adopted Corporate Governance Guidelines to assist it in the exercise of its responsibilities to provide effective governance over our affairs for the benefit of our unitholders. In addition, we have adopted a Code of Business Conduct and Ethics, which sets forth legal and ethical standards of conduct for all our employees and other personnel. We also have adopted a code of ethics as defined in Item 406 of Regulation S-K, which applies to our Chief Executive Officer and principal financial officers. If any substantive amendments are made to this Code of Ethics for Chief Executive Officer and Senior Financial Officers or if we grant any waiver, including any implicit waiver, from a provision of the code, we will disclose the nature of such amendment or waiver within four business days on our internet website at www.copanoenergy.com. All of these materials are available on our website and will be provided free of charge to any unitholder requesting a copy by writing to our Corporate Secretary, Copano Energy, L.L.C., 2727 Allen Parkway, Suite 1200, Houston, Texas 77019. The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

Communications to Our Board of Directors

        The Board of Directors is receptive to direct communication with unitholders and recommends that unitholders initiate any communications with our Board in writing and send them to our Board of Directors c/o Douglas L. Lawing, Vice President, General Counsel and Secretary, Copano Energy, L.L.C., 2727 Allen Parkway, Suite 1200, Houston, Texas 77019. This centralized process will assist our Board in reviewing and responding to unitholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. Communications to our Board of Directors must include the number of units owned by the unitholder as well as the unitholder's name, address, telephone number and email address, if any. All such communications will be forwarded without review to the appropriate directors.

Meetings of Our Board of Directors; Executive Sessions

        Our Board of Directors holds regular and special meetings from time to time as may be necessary. Regular meetings may be held without notice on dates set by the Board of Directors from time to time. Special meetings of the Board of Directors may be called with reasonable notice to each member upon request of the Chairman of the Board of Directors or upon the written request of any three Board members. A quorum for a regular or special Meeting will exist when a majority of the members are participating in the meeting either in person or by conference telephone. Any action required or permitted to be taken at a Board meeting may be taken without a meeting, without prior notice and without a vote if all of the members sign a written consent authorizing the action.

        During the period from January 1, 2005 through December 31, 2005, our Board of Directors held four regular and 13 special meetings. Additionally, during this period, our Board of Directors took action by unanimous written consent on five occasions. The Committees of our Board of Directors held an aggregate of 29 meetings during this period. The average attendance at the Board of Directors and committee meetings was 93%. Each director attended at least 75% of the aggregate number of meetings of the Board and Committees on which he served, except for Ernie L. Danner, who attended 72% of such meetings.

        Our Board of Directors has adopted a policy providing that the independent directors will meet in executive session at least quarterly, or more frequently if necessary. The Chairman of our Nominating and Governance Committee will chair the executive sessions of the independent directors.

Committees of Our Board of Directors

        The Board of Directors currently has, and appoints the members of, standing Audit, Compensation, Conflicts, and Nominating and Governance Committees. Each member of the Audit, Compensation, Conflicts, and Nominating and Governance Committees is an independent director in accordance with the NASDAQ listing standards described above. Our Board of Directors has adopted a written charter for each of these committees, which sets forth each committee's purposes, responsibilities and authority. These committee charters are available on our website at www.copanoenergy.com. You may also contact Douglas L. Lawing, our Vice President, General Counsel and Secretary at Copano Energy, L.L.C., 2727 Allen Parkway, Suite 1200, Houston, Texas 77019, to request paper copies free of charge. The following is a brief description of the functions and operations of the standing committees of our Board of Directors:

        Audit Committee.    The Audit Committee assists the Board of Directors in its general oversight of our financial reporting, internal controls and audit functions, and is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors. During the period from January 1, 2005 through December 31, 2005, the Audit Committee held 15 meetings. The Audit Committee is currently comprised of three directors: Mr. Crump (Chairman), Mr. Danner and Mr. Johnson. Each member of the Audit Committee is "independent" as defined by the NASDAQ listing standards and applicable SEC rules. Mr. Crump has been designated the "audit committee financial expert" as prescribed by the SEC. In February 2006, our Board of Directors approved an amendment to the Audit Committee Charter to reflect the Audit Committee's responsibilities for approval of our financial risk management policies and any modifications thereto. A copy of the Audit Committee charter is included as Appendix A to this Proxy Statement.

        The report of our Audit Committee appears under the heading "Report of the Audit Committee" below.

        Compensation Committee.    The Compensation Committee's primary responsibilities are to approve the compensation arrangements for senior management of our company and for our Board members, including establishment of salaries and bonuses and other compensation for executive officers of our company, and to approve any compensation plans in which officers and directors of our company are eligible to participate and to administer such plans, including the granting of unit options or other benefits under any such plans. During the period from January 1, 2005 through December 31, 2005, the

Compensation Committee held five meetings. The Compensation Committee is currently comprised of three directors: Mr. Thacker (Chairman), Mr. Griffiths and Mr. Porter. All of the members of the Compensation Committee are "independent" as defined by the NASDAQ listing standards.

        The report of our Compensation Committee appears under the heading "Report of the Compensation Committee" below.

        Conflicts Committee.    Upon the request of the Board of Directors, the Conflicts Committee reviews specific matters that the Board of Directors believes may involve conflicts of interest between our Board members or their affiliates and our company. Any matters approved by the Conflicts Committee will be permitted and deemed approved by all unitholders and will not constitute a breach of our limited liability company agreement or of any duty stated or implied by law or equity, including any fiduciary duty. In addition to conflicts involving Board members, the Conflicts Committee is responsible for investigating, reviewing and acting on other matters where a conflict of interest arises. During the period from January 1, 2005 through December 31, 2005, the Conflicts Committee held four meetings. The Conflicts Committee is currently comprised of three directors: Mr. Danner (Chairman), Mr. Crump and Mr. Johnson. All of the members of the Conflicts Committee are "independent" as defined by the NASDAQ listing standards.

        Nominating and Governance Committee.    The Nominating and Governance Committee's primary responsibilities are to recruit and recommend candidates for election to the Board of Directors and for committee appointments, to review the qualifications of candidates for newly-created or vacant offices of our company and recommend officer nominees for such positions to the Board, to develop and recommend corporate governance guidelines to the Board of Directors, to assist the Board in implementing such guidelines, to lead the Board in its annual review of the performance of our Board and its committees and to develop and monitor our succession plan. Although the Nominating and Governance Committee has no set of specific minimum qualifications for director nominees, the Committee will evaluate each nominee based upon a consideration of a nominee's qualification as independent and consideration of diversity, age, skills and experience in the context of the needs of the Board as described in our Corporate Governance Guidelines. The Nominating and Governance Committee may rely on various sources to identify director nominees. These include input from directors, management, professional search firms and others that the Committee feels are reliable. In connection with the selection of our current independent directors in 2004, we paid a professional search firm to assist with the identification and evaluation of potential director nominees.

        The Nominating and Governance Committee will consider director candidate suggestions made by unitholders in the same manner as other candidates. Any such nominations, together with appropriate biographical information, should be submitted to the Chairman of the Nominating and Governance Committee, c/o Douglas L. Lawing, Vice President, General Counsel and Secretary, Copano Energy, L.L.C., 2727 Allen Parkway, Suite 1200, Houston, Texas 77019. For other procedures that must be followed in order for the committee to consider recommendations from unitholders, please read "Unitholder Proposals and Director Nominations—Recommendation of Director Candidates to the Nominating and Governance Committee." During the period from January 1, 2005 through December 31, 2005, the Nominating and Governance Committee held five meetings. The Nominating and Governance Committee is currently comprised of three directors: Mr. Porter (Chairman), Mr. Thacker and Mr. Griffiths. Each member of the Nominating and Governance Committee is "independent" as defined by the NASDAQ listing standards.

Compensation Committee Interlocks and Insider Participation

        Messrs. Thacker, Porter and Griffiths currently serve as members of the Compensation Committee and each are "independent" directors as defined by the NASDAQ listing standards. No member of the Compensation Committee has any relationship with our company that is required to be disclosed in any of the reports that we file with the SEC. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee.

Director Compensation

        Annual Retainer and Fees.    Each independent member of our Board of Directors receives an annual retainer of $30,000. We also pay each director serving as Chairman of the Compensation, Conflicts or Nominating and Governance Committee an additional $4,000 per year. The director serving as Chairman of the Audit Committee is paid $8,000 per year and each additional member of the Audit Committee is paid $4,000 per year. Directors are not paid a fee for attendance at individual meetings of our Board of Directors. Directors serving on the Compensation, Conflicts or Nominating and Governance Committees are paid a fee of $1,000 for attendance at each meeting and directors serving on the Audit Committee are paid a fee of $1,500 for attendance at each meeting. In addition, each independent member of our Board of Directors is reimbursed for out-of-pocket expenses incurred in connection with attending meetings of our Board of Directors or committees. Each director is fully indemnified by us for actions associated with being a member of our Board of Directors to the extent permitted under Delaware law.

        Unit Awards.    Upon the initial election of each of our independent directors, we award each independent director 3,000 restricted common units under our Long-Term Incentive Plan and, upon each annual anniversary date of grant, we award each independent director an additional 1,500 restricted common units. Accordingly, each of our independent directors received an initial grant of 3,000 restricted common units in December 2004 and was awarded an additional 1,500 restricted common units in December 2005. Each restricted common unit award (and the associated distributions) vests in equal one-third annual installments commencing on the first anniversary of the grant date or upon a change of control, death, disability or, in certain circumstances, retirement.

Report of the Audit Committee

        The Audit Committee oversees the financial reporting process of Copano Energy, L.L.C. on behalf of its Board of Directors. Management has the primary responsibility for the preparation of the financial statements and the reporting process, including the systems of internal control.

        With respect to the financial statements for the year ended December 31, 2005, the Audit Committee reviewed and discussed the financial statements of Copano Energy, L.L.C., and Webb/Duval Gatherers, an unconsolidated affiliate, and the quality of financial reporting with management and the independent auditors. It also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380), as modified or supplemented, and received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as modified or supplemented. Additionally, the Audit Committee has discussed with the independent auditors the independent auditors' independence with respect to Copano Energy, L.L.C. and Webb/Duval Gatherers. The Audit Committee determined that the non-audit services provided to Copano Energy, L.L.C. and Webb/Duval Gatherers by the independent auditors (discussed below under "Proposal Two: Ratification of Independent Public Accountants") are compatible with maintaining the independence of the independent auditors.

        Based on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the financial statements of Copano Energy, L.L.C. and Webb/Duval Gatherers be included in the Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Submitted By:
Audit Committee
James G. Crump, Chair Ernie L. Danner Michael L. Johnson

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the preceding report shall not be deemed to be "soliciting material" or to be "filed" with the SEC or incorporated by reference into any filing except to the extent the foregoing report is specifically incorporated by reference therein.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP to continue as our independent public accountants for 2006. Deloitte & Touche LLP has served as Copano's independent auditors since 2002. The Audit Committee has determined to submit Deloitte & Touche LLP's selection to unitholders for ratification. Unitholder ratification of the selection of Deloitte & Touche LLP as our independent public accountants is not required by our limited liability company agreement or otherwise. We are submitting the selection of Deloitte & Touche LLP to unitholders for ratification as a matter of good corporate practice. If this selection of auditors is not ratified by a majority of the outstanding units present in person or by proxy and entitled to vote at the Annual Meeting, the Audit Committee will reconsider its selection of auditors. We are advised that no member of Deloitte & Touche LLP has any direct or material indirect financial interest in our company or, during the past three years, has had any connection with us in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of Deloitte & Touche LLP will attend the Annual Meeting. The representative will have the opportunity to make a statement if he desires to do so and to respond to appropriate questions.

Audit Fees

        The fees for professional services rendered by Deloitte & Touche LLP for the audit of our annual consolidated financial statements and subsidiary financial statements for each of the fiscal years ended December 31, 2004 and 2005 and the reviews of the financial statements included in any of our Quarterly Reports on Forms 10-Q for each of those fiscal years were $747,000 and $1,231,000, respectively.

Audit-Related Fees

        Deloitte & Touche LLP also received fees for services that are normally provided by Deloitte & Touche LLP in connection with statutory or regulatory filings. These fees, which (i) in 2004 were associated with comfort letters and consents related to our initial public offering and (ii) in 2005 were associated with our 2006 private placement of senior notes, a potential business acquisition and other filings with the SEC, totaled $523,000 and $313,000 for the years ended December 31, 2004 and 2005, respectively.

Tax Fees

        We incurred aggregate fees of $538,000 and $441,000 for each of the fiscal years ended December 31, 2004 and 2005, respectively, for tax-related services provided by Deloitte & Touche LLP. These fees included fees relating to reviews of tax compliance and to tax advice and planning.

Audit Committee Approval of Audit and Non-Audit Services

        In February 2005, the Audit Committee adopted a Pre-Approval of Audit and Non-Audit Services Policy, which requires specific pre-approval of audit and non-audit services performed by the independent auditor, unless pre-approval of the type of service is reflected in the pre-approval policy. The pre-approval policy provides specific pre-approval for (i) certain categories of audit services, including audits of our subsidiaries and services associated with SEC filings, (ii) audit-related services, including transaction integration assistance and attestation services required by statute or regulation, (iii) tax-related services and (iv) services relating to business acquisitions or dispositions.

        Management is required to report to the Audit Committee its engagement of the independent auditor to perform any of the services specifically pre-approved in the policy. The engagement terms and fees related to our annual audit remain subject to the specific approval of the Audit Committee. Additionally, the pre-approval policy specifically prohibits certain non-audit services, including bookkeeping, appraisal or valuation services, and legal services. None of the services covered under the captions "Audit-Related Fees" or "Tax Fees" were provided under the de minimis exception to audit committee approval of 17 CFR 210.2-01(c)(7)(i)(C).

Required Vote

        Under our limited liability company agreement, approval of the ratification of the selection of Deloitte & Touche LLP as our independent accountants for 2006 requires the affirmative vote of the holders of a majority of the outstanding units present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business and will have the same effect as a vote against the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT UNITHOLDERS VOTE "FOR" APPROVAL OF THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR 2006.

        In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Audit Committee believes that such a change would be in the best interest of our company and our unitholders.

EXECUTIVE OFFICERS

        Certain information concerning Copano's executive officers as of the date of this Proxy Statement is set forth below.

Name	Age	Position with Our Company(1)	Director Since
John R. Eckel, Jr.	54	Chairman of the Board and Chief Executive Officer	1992
R. Bruce Northcutt	46	President and Chief Operating Officer
Matthew J. Assiff	39	Senior Vice President and Chief Financial Officer
Ronald W. Bopp	59	Senior Vice President, Corporate Development
Lari Paradee	43	Vice President and Controller
Douglas L. Lawing	45	Vice President, General Counsel and Secretary
Kathryn S. DeYoung	45	Vice President, Government and Regulatory Affairs
Wayne S. Harrison	56	Vice President and Chief Information Officer
Texas Gulf Coast
Brian D. Eckhart	50	Senior Vice President, Transportation and Supply
J. Terrell White	42	Vice President, Operations
James J. Gibson, III	60	Vice President, Processing
Mid-Continent Operations
John A. Raber	52	President and Chief Operating Officer
Bruce A. Roderick	47	Vice President, Accounting and Administration
Lee A. Fiegener	46	Vice President, Operations
Sharon J. Robinson	46	Vice President, Commercial Activities
Thomas A. Coleman	50	Vice President, Engineering

(1)
All officer positions are positions with Copano Energy, L.L.C. except those set forth under "Mid-Continent Operations," which are positions with ScissorTail Energy, LLC, our indirect wholly-owned subsidiary.

        John R. Eckel, Jr., Chairman and Chief Executive Officer, founded our business in 1992 and served as our President and Chief Executive Officer until April 2003, when he was elected to his current position. Mr. Eckel serves on the Board of Directors and as Vice Chairman of the Texas Pipeline Association. Mr. Eckel also serves as President and Chief Executive Officer of Live Oak Reserves, Inc., which he founded in 1986, and which, with its affiliates, is engaged in oil and gas exploration and production in South Texas. Mr. Eckel received a Bachelor of Arts degree from Columbia University and was employed in various corporate finance positions in New York prior to entering the energy industry in 1979.

        R. Bruce Northcutt, President and Chief Operating Officer, has served in his current capacity since April 2003. Mr. Northcutt served as President of El Paso Global Networks Company (a provider of wholesale bandwidth transport services) from November 2001 until April 2003, Managing Director of El Paso Global Networks Company from April 1999 until December 2001 and Vice President, Business Development, of El Paso Gas Services Company (a marketer of strategic interstate pipeline capacity) from January 1998 until April 1999. Mr. Northcutt began his career with Tenneco Oil Exploration and Production in 1982 working in the areas of drilling and production engineering. From 1988 until 1998, Mr. Northcutt held various levels of responsibility within several business units of El Paso Energy and its predecessor, Tenneco Energy, including supervision of pipeline supply and marketing as well as regulatory functions. Mr. Northcutt holds a Bachelor of Science degree in Petroleum Engineering from Texas Tech University. Mr. Northcutt is a Registered Professional Engineer in Texas.

        Matthew J. Assiff, Senior Vice President and Chief Financial Officer, has served in his current capacity since October 2004 and previously served as our Senior Vice President, Finance and Administration, since January 2002. Prior thereto, Mr. Assiff was a Vice President within the Global Energy Group of Credit Suisse and was with Donaldson, Lufkin and Jenrette (prior to its purchase by Credit Suisse in 2000) initially as an Associate and subsequently as a Vice President from 1998. Mr. Assiff began his career in 1989 with Goldman, Sachs & Co. in the Mergers & Acquisitions group focusing on energy transactions and has worked in the corporate finance and Mergers & Acquisition groups of Bear Stearns and Chemical Securities (now J. P. Morgan Chase). Mr. Assiff has also worked with Landmark Graphics Company and Compaq Computer in the areas of finance, planning, mergers and acquisitions and corporate venture investing. Mr. Assiff graduated from Columbia University with a Bachelor of Arts degree and holds a Masters of Business Administration degree from Harvard Business School.

        Ronald W. Bopp, Senior Vice President, Corporate Development, was elected to his current position in April 2005 to assist us with the development and management of our acquisition opportunities. Mr. Bopp served as Vice President–Onshore Assets of Shell US Gas & Power LLC, an affiliate of Shell Oil Company, from February 1998 until February 2005. From 1994 until February 1998, Mr. Bopp was Vice President and Chief Financial Officer of Corpus Christi Natural Gas Company, a midstream gas gathering, processing, and transportation company that was acquired by affiliates of Shell Oil Company in October 1997. Mr. Bopp graduated from the University of Houston with a Bachelor of Business Administration and a Master of Science in Accounting degree and is a Certified Public Accountant.

        Lari Paradee, Vice President and Controller, has served in her current capacity since joining us in July 2003. As Vice President and Controller, Ms. Paradee is primarily responsible for our accounting and reporting functions. From September 2000 until March 2003, Ms. Paradee served as Accounting and Consolidations Manager for Intergen, a global power generation company jointly owned by Shell Generating (Holdings) B.V. and Bechtel Enterprises Energy B.V. Ms. Paradee served as Vice President and Controller of DeepTech International, Inc. (an offshore pipeline and exploration and production company) from May 1991 until August 1998, when DeepTech was merged into El Paso Energy Corporation. Ms. Paradee then served as Manager, Finance and Administration of El Paso Energy until March 2000. Ms. Paradee has served as Senior Auditor and Staff Auditor for Price Waterhouse. Ms. Paradee graduated magna cum laude from Texas Tech University with a B.B.A. in Accounting. Ms. Paradee is also a Certified Public Accountant.

        Douglas L. Lawing, Vice President, General Counsel and Secretary, has served in his current capacity since October 2004 and previously served as our General Counsel since November 2003. From January 2002 until November 2003, Mr. Lawing served as our Corporate Counsel. Mr. Lawing has served as Corporate Secretary of our company and its predecessors since February 1994. Additionally, from March 1998 until January 2002, Mr. Lawing served as an Associate Counsel of Nabors Industries, Inc. (now Nabors Industries Ltd., a land drilling contractor). Mr. Lawing holds a Bachelor of Science degree in Business Administration from the University of North Carolina at Chapel Hill and a J.D. from Washington and Lee University.

        Kathryn S. DeYoung, Vice President, Government and Regulatory Affairs, has served in her current capacity since March 1, 2005. Ms. DeYoung is responsible for coordinating government affairs activities and compliance with state and federal regulations, including compliance with environmental, health and safety standards. Ms. DeYoung has been associated with us since our inception in 1992 and from August 2001 through February 2005, Ms. DeYoung served as our Senior Director, Operations Services. From June 1992 until August 2001, she served as our Director of Operations Services where her duties included regulatory compliance and risk management. Ms. DeYoung attended the University of St. Thomas and the University of Houston.

        Wayne S. Harrison, Vice President and Chief Information Officer, has served in his current capacity since joining our company in June 2005. From the company's inception in 1992 until June 2005,

Mr. Harrison served as a consultant to our company and in that capacity, developed and supported various accounting and financial software application systems. During this period, Mr. Harrison provided similar services to a number of other entities, including Tejas Gas, Energy Dynamics, and O'Connor-Braman Interests and also served as IT Manager for Berry Contracting from 1992 until May 2005. Mr. Harrison graduated from Del Mar College in Corpus Christi, Texas, with an Associate of Applied Science degree in Computer Science and attended Texas A&M University-Corpus Christi.

        Brian D. Eckhart, Senior Vice President, Transportation and Supply, has served in his current capacity since March 2002. From January 1998 until March 2002, Mr. Eckhart served as our Vice President, Business Development. From February 1997 to January 1998, Mr. Eckhart served as Vice President, Operations. From 1979 until 1997, Mr. Eckhart held various engineering and management positions at Natural Gas Pipeline Company of America and other subsidiaries of MidCon Corporation, a predecessor of Kinder Morgan, Inc. Mr. Eckhart graduated from Texas A&M University with a Bachelor of Science degree in Ocean Engineering.

        J. Terrell White, Vice President, Operations, has served in his current capacity since joining us in January 1998. Mr. White oversees pipeline operations, including new well connects, dehydration, compression, measurement, and construction activities. From 1990 until 1997, Mr. White served in increasingly responsible engineering, project management and business development roles with Enron Liquid Services Corp., and from February 1997 until January 1998 with TransCanada Energy USA, Inc., following its acquisition of certain Enron midstream assets. From 1985 until 1990, Mr. White was an engineer with Mobil E&P SE, Inc. and Mobil Chemical, involved primarily in gas processing, fractionation, gathering and NGL transportation. Mr. White is a Registered Professional Engineer in the State of Oklahoma. Mr. White graduated from the University of Alabama with a Bachelor of Science degree in Mechanical Engineering.

        James J. Gibson, III, Vice President, Processing, has served in his current capacity since joining us in October 2001. Mr. Gibson oversees operations for our processing segment. From 1998 until September 2001, Mr. Gibson served as Manager, Business Development–Texas Gas Plants of Coral Energy, LLC, an affiliate of Shell Oil Company. From 1997 until 1998, Mr. Gibson served as Director, Gas Processing and Treating Services of Corpus Christi Natural Gas, Inc. From 1992 until 1997, Mr. Gibson was self-employed as a consultant to several midstream energy companies operating in Texas. From 1980 until 1992, Mr. Gibson served as Vice President–Plant Operations of Seagull Energy Corporation. From 1977 until 1980, Mr. Gibson served as project engineer for Houston Oil & Minerals Corporation. Mr. Gibson began his career in 1969 as an engineer with Sun Oil Company. Mr. Gibson is a Registered Professional Engineer in the State of Texas. Mr. Gibson graduated from Texas A&I University with a Bachelor of Science degree in Natural Gas Engineering.

        John A. Raber, President and Chief Operating Officer–ScissorTail Energy, LLC, has served in his current capacity since ScissorTail was formed on July 1, 2000. Mr. Raber was also named President and Chief Operating Officer of Copano Rocky Mountains and Mid-Continent, LLC, our wholly-owned subsidiary, on August 1, 2005. Mr. Raber served as Vice President of Marketing and Business Development of Wyoming Refining Company (a Rocky Mountains refiner) from July 1999 to August 2005, Sr. Vice President of Processing and other executive positions with Tejas Gas Corporation (a public midstream company) from February 1995 to July 1999 and as Vice President and other positions with LEDCO, Inc. (a private midstream and gas distribution company in Louisiana) from July 1982 to February 1995. Mr. Raber began his career as a Field and Operations Engineer with J. Ray McDermott, Inc. (a marine oil and gas construction company) working mainly in overseas locations from May 1976 to July 1982. Mr. Raber holds a Bachelor of Science degree in Civil Engineering from Tulane University and has also attended the Stanford Business School of Executive Education.

        Bruce A. Roderick, Vice President, Accounting and Administration–ScissorTail Energy, LLC, has served in his current capacity since ScissorTail was formed on July 1, 2000. Mr. Roderick served as Vice

President, Accounting and Administration and other positions with Transok, LLC (a public midstream company) from April 1997 to September 1999. Mr. Roderick served as Director, Power Marketing for Central and Southwest Corporation (a public utility holding company) from March 1996 to April 1997. Mr. Roderick served Transok from February 1987 to March 1996 in leadership roles over Information Technology, Strategic Planning, Gas and Volume Control and Fuel Acquisition. Mr. Roderick began his career as a information technology consultant with Arthur Young & Company (a public accounting firm) from May 1980 to February 1987. Mr. Roderick holds a Bachelor of Science degree in Accounting from Oklahoma State University and is a Certified Public Accountant.

        Lee R. Fiegener, Vice President, Field Operations–ScissorTail Energy, LLC, has served in his current capacity since June 2003. Mr. Fiegener joined ScissorTail Energy when it was formed and served as General Manager from July 2000 to June 2003. Prior to joining ScissorTail Energy, Mr. Fiegener served as District Manager for Enogex Inc., (a public midstream gathering, processing, and transmission company), from July 1999 to July 2000, and as Regional Manager and other positions with Transok, LLC (a public midstream gathering, processing and transmission company), from August 1982 to July 1999. Mr. Fiegener began his career with Transok, LLC in August 1982 as an Engine/Vibration Analyst. Mr. Fiegener holds a Bachelor of Science degree in Mechanical Engineering Technology from Oklahoma State University.

        Sharon J. Robinson, Vice President, Commercial Activities–ScissorTail Energy, LLC, has served in her current capacity since June 2003. Ms. Robinson is responsible for overseeing the commercial operations, budgeting and business development activities for ScissorTail. Ms. Robinson joined ScissorTail when it was formed on July 1, 2000 and served as General Manager, Commercial from September 2001 to June 2003. Ms. Robinson worked for Transok, LLC (a public midstream company) which later became Tejas Gas Corporation from July 1993 through December 1999 in both commercial and engineering positions. Ms. Robinson began her career as a Project Engineer with Cities Service Oil Company, which later became Occidental Petroleum in December 1981 and continued through March 1992. Ms. Robinson holds a Bachelor of Science in Chemical Engineering from Oklahoma State University and is a Registered Professional Engineer in the State of Oklahoma.

        Thomas A. Coleman, Vice President, Engineering–ScissorTail Energy, LLC, joined the company in September 2000 as Manager of Engineering and was named Vice President in August 2005. Prior to joining ScissorTail, Mr. Coleman was a senior design engineer and project manager at Transok (a public midstream company) from July 1993 to December 1999. Mr. Coleman was employed at Willbros Engineers (a pipeline consulting company) from March 1989 to July 1993 and December 1999 to September 2000 as a project scheduler, field engineer and lead design engineer. Mr. Coleman began his career at Public Service Company of Oklahoma (electric utility company) and worked from 1982 to 1989 as a power plant performance engineer. Mr. Coleman earned a Bachelor of Science degree in Mechanical Engineering from the University of Tulsa in 1982 and is a Registered Professional Engineer in the State of Oklahoma.

EXECUTIVE COMPENSATION

        The following table sets forth certain information with respect to the compensation paid to our Chief Executive Officer and our four other most highly compensated executive officers for the fiscal year ended December 31, 2005 (the "Named Executive Officers").

Summary Compensation Table

		Annual Compensation								Long-Term Compensation
Name and Principal Position	Year	Salary		Bonus			Other Annual Compensation			Securities Underlying Options	Restricted Unit Awards
John R. Eckel, Jr. Chairman of the Board and Chief Executive Officer	2005 2004 2003	$ $ $	281,213 208,626 202,267	$ $	230,000 125,000 —	(1)	$ $ $	15,430 23,595 13,749		— — —	— — —
R. Bruce Northcutt President and Chief Operating Officer	2005 2004 2003	$ $ $	223,000 202,000 135,641	$ $	255,200 225,000 —	(2) (3)	$ $ $	3,878 61,062 7,320	(4)	— 15,000 —	— — —
Matthew J. Assiff Senior Vice President and Chief Financial Officer	2005 2004 2003	$ $ $	170,833 142,500 133,750	$ $ $	100,000 88,800 14,000	(1)	$ $ $	16,440 29,337 14,721		— 10,000 —	— — —
Ronald W. Bopp Senior Vice President, Corporate Development	2005 2004 2003		$180,732 — —		$129,000 — —	(1)		$13,936 — —		30,000 — —	$298,500 — —	(5)
Brian D. Eckhart Senior Vice President, Transportation and Supply	2005 2004 2003	$ $ $	165,292 138,790 128,246	$ $ $	72,300 28,775 17,900	(1)	$ $ $	4,461 21,619 6,079		— 8,400 —	— — —

(1)
Paid in 2006 pursuant to the Company's Management Incentive Compensation Plan.

(2)
Includes $115,000 paid in 2005 to Mr. Northcutt pursuant to the terms of his employment agreement and $140,200 paid in 2006 pursuant to the Company's Management Incentive Compensation Plan.

(3)
Includes $100,000 paid to Mr. Northcutt pursuant to the terms of his employment agreement and a one-time bonus of $125,000 to which Mr. Northcutt was entitled upon completion of our initial public offering pursuant to the terms of his employment agreement.

(4)
The amount shown for Mr. Northcutt in 2004 included $41,184 related to debt forgiveness, a $9,600 automobile allowance, an $8,000 payment for unused sick time, and $2,278 in insurance-related benefits.

(5)
This value is based upon the last reported sale price of our common units as reported on NASDAQ on April 18, 2005 ($29.85, the date of grant to Mr. Bopp).

        The following table reflects the options that were granted in 2005 under our Long-Term Incentive Plan to the Named Executive Officers. Each option has an exercise price equal to the fair market value of our common units on the date of grant, has a ten-year term and vests in three equal annual installments commencing on April 18, 2006 or earlier upon a change of control, death or disability. The rates of unit appreciation presented in this table for the units underlying the options are not predictions of future unit prices.

Option Grants in Last Fiscal Year

Individual Grants
Potential Realizable Value at Assumed Annual Rates of Unit Price Appreciation for Option Term (1)
Percent of Total Options Granted to Employees in Fiscal Year
Number of Securities Underlying Options Granted (#)
Name			Exercise or Base Price ($/Unit)	Expiration Date	5% ($)	10% ($)
John R. Eckel, Jr.	—	—	—	—	—	—
R. Bruce Northcutt	—	—	—	—	—	—
Matthew J. Assiff	—	—	—	—	—	—
Ronald W. Bopp	30,000	9.7%	$29.85	4/18/2015	$563,175	$1,427,100
Brian D. Eckhart	—	—	—	—	—	—

(1)
All options granted in 2005 have a 10-year term.

        The following table reflects exercises of options by the Named Executive Officers during 2005 and unexercised options held by them at the end of 2005.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name	Units Acquired on Exercise (#)	Value Realized ($)	Exercisable/ Unexercisable	Exercisable/ Unexercisable
John R. Eckel, Jr.	—	—	—/—	—/—
R. Bruce Northcutt	—	—	3,000/12,000	$57,150/$228,600
Matthew J. Assiff	—	—	2,000/8,000	$38,100/$152,400
Ronald W. Bopp	—	—	—/30,000	—/$276,000
Brian D. Eckhart	—	—	1,680/6,720	$32,004/$128,016

(1)
These values are calculated based upon the difference between the last reported sale price of our common units as reported on NASDAQ on December 31, 2005 ($39.05) and the exercise price of the options.

Employment Agreements

        R. Bruce Northcutt, our President and Chief Operating Officer, entered into an employment agreement with Copano/Operations, Inc. ("Copano Operations") and certain of our subsidiaries effective April 28, 2003, pursuant to which he agreed to serve us in those capacities. Effective January 1, 2005, Copano Operations assigned its rights and obligations under Mr. Northcutt's employment agreement to us. For additional information with respect to our relationship with Copano Operations, please read "Certain Relationships and Related Transactions—Copano/Operations, Inc." Mr. Northcutt's employment agreement has an initial term that expired on April 28, 2005, but the agreement automatically continues from year to year thereafter until terminated by Mr. Northcutt or by us. Mr. Northcutt's employment agreement also provides for a non-competition period that will continue for one year after the termination of his employment by us for cause or by Mr. Northcutt for other than good reason.

        Mr. Northcutt's employment agreement initially provided for an annual base salary of $200,000 subject to annual review. Mr. Northcutt's employment agreement also provides for an annual incentive bonus targeted at 50% of his base salary, which is payable within the discretion of our Board of Directors, taking into account his individual performance and our financial performance during the preceding year. On March 1, 2005, Mr. Northcutt's employment agreement was amended to reflect his then current annual base salary and to provide that, effective April 28, 2005, his right with respect to an annual incentive bonus would be governed by the terms of our Management Incentive Compensation Plan rather than the existing provisions of his employment agreement for so long as the Management Incentive Compensation Plan, or successor plan, remains in effect. Additionally, Mr. Northcutt is eligible to participate in all other benefit programs for which employees and/or senior executives are generally eligible. Except in the event of termination for cause, termination upon Mr. Northcutt's death or disability or termination by Mr. Northcutt other than for good reason, the employment agreement provides for a severance payment equal to one year of Mr. Northcutt's then base salary plus one year of continued benefits following termination of employment.

Change of Control and Severance Arrangements

        In February 2005, our Board of Directors adopted a Management Incentive Compensation Plan to be effective beginning in 2005, which provides for annual cash bonus opportunities for executive officers and certain key employees based upon the achievement of a combination of individual performance goals and of company operational and financial objectives. In the event of the termination of a plan participant's employment without "cause" or termination of employment by a plan participant for "good reason," in either case within one year of a change of control of our company, the participant is entitled to a pro rata portion of his or her annual target award under the plan. Other than these provisions and certain provisions in Mr. Northcutt's employment agreement, there are no other arrangements that could result in payments by us to any of our Named Executive Officers as a result of a change of control.

        In April 2005, Ronald W. Bopp was elected our Senior Vice President, Corporate Development. In connection with his employment, we agreed that if we terminate Mr. Bopp's employment without cause, then he would be entitled to continued payment of his base salary for twelve months following such termination unless we adopt a severance plan that would provide for a higher amount. As consideration for this severance benefit, Mr. Bopp agreed not to compete with us for one year following: (i) our termination of his employment for cause or (ii) Mr. Bopp's voluntarily termination of his employment.

Report of the Compensation Committee

        The Compensation Committee of the Board of Directors of Copano Energy, L.L.C., or Copano Energy, administers executive compensation and was created in November 2004 in connection with the completion of Copano Energy's initial public offering. With respect to executive compensation, the Compensation Committee's responsibility is (i) to establish the compensation principles for executive officers, (ii) to approve and administer Copano Energy's incentive compensation plans, (iii) to monitor the performance and compensation of executive officers and (iv) to set compensation levels and make awards under incentive compensation plans that are consistent with our compensation principles and the performance of Copano Energy and its executive officers. During 2005, the Board of Directors did not modify or reject in any material way any decision, action or recommendation by the Compensation Committee.

        Shortly after the Compensation Committee's creation, an independent compensation consultant was engaged to assess the existing compensation of Copano Energy's executive officers, including base salaries, bonus arrangements and long-term incentive compensation, and to assist us in developing compensation principles and a compensation program for executive officers. As a result, in February 2005, the Compensation Committee established a compensation program for Copano Energy's executive officers, including the Chief Executive Officer. This compensation program is intended to:

  •
  Attract and retain talented executive officers by providing reasonable total compensation levels competitive with that of executives who hold comparable positions in similarly-situated organizations;

  •
  Target compensation that approximates the market median in all elements of compensation when justified by individual performance;

  •
  Motivate executives to achieve strong financial and operational results;

  •
  Provide a performance-based compensation component that balances rewards for short-term and long-term results and is tied to both individual and company performance; and

  •
  Encourage long-term commitment to Copano Energy and its value creation strategies.

        Our executive compensation program consists of three principal elements: (i) base salary, (ii) potential for annual cash incentive compensation awards based on the achievement of specific measures of company and individual performance goals and (iii) opportunities to earn unit-based awards, which provide long-term incentives that are intended to encourage the achievement of superior results over time and to align the interests of executive officers with those of Copano Energy's unitholders. The annual incentive compensation awards and long-term unit-based awards constitute the performance-based portion of Copano Energy's executive compensation program.

        Base Salary.    The Compensation Committee established base salary levels for the Chief Executive Officer and other executive officers for 2005 after review of salary survey data of other midstream natural gas companies and of "general industry" companies with revenues comparable to those of Copano Energy. The base salary established for each executive officer, including the Chief Executive Officer, also took into account the executive's particular experience and level of responsibility. Base salaries of the executive officers will be reviewed annually by the Compensation Committee, with adjustments made based on consideration of any increases in the cost of living, job performance of the executive officer over time, the expansion of duties and responsibilities, if any, of the executive officer and market salary levels, including those in effect in the midstream natural gas industry. No specific weight or emphasis is placed on any one of these factors. By reviewing the salary data of other companies from time to time, we intend to ensure that the base salaries established by the Compensation Committee are generally within the range of base salaries paid by similarly-situated companies.

        In November 2005, the Compensation Committee conducted its annual review of base salaries of executive officers (excluding new executive officers elected in connection with Copano Energy's acquisition of ScissorTail Energy, LLC in August 2005) and as a result thereof, approved base salary increases for these executive officers effective January 1, 2006. In approving these increases, the Compensation Committee primarily considered Copano Energy's increased size and the expansion of job responsibilities for executive officers as a result of the acquisition of ScissorTail Energy, LLC.

        Short-Term Incentive Compensation.    In February 2005, Copano Energy adopted the Management Incentive Compensation Plan to be effective beginning in 2005, which provides for annual cash bonus opportunities for executive officers, including the Chief Executive Officer, and certain key employees based upon the achievement of a combination of individual performance goals and of company operational and financial objectives. Target incentive opportunities under the plan are established each year by the Compensation Committee as a percentage of base salary. When target performance is achieved, incentive amounts are intended to be competitive with incentive compensation available to comparable positions in comparable companies. In addition to target bonus awards, the plan also provides for the ability to make special incentive awards in recognition of exemplary performance with respect to a specified project or issue. Under the plan, no participant may receive a cash bonus award exceeding 200% of his or her annual base salary during any calendar year, or a special incentive award exceeding 50% of his or her annual base salary during any calendar year.

        The plan provides for the annual adoption by the Compensation Committee of administrative guidelines to provide for the administration of the plan, including the approval of annual target awards and annual financial objectives. The 2005 administrative guidelines provided that 50% of each plan participant's target award would be attributable to the achievement of financial objectives and 50% of the target award would be attributable to the achievement of individual performance goals or personal objectives. Upon the recommendation of the Compensation Committee, the Board of Directors approved a single financial objective under the plan for 2005. The financial objective was based on the Company's attaining one of three levels of distributable cash flow (without consideration of non-cash items) on a per unit basis—threshold, target or maximum. Upon the achievement of the threshold, target or maximum levels, a plan participant would be entitled to 50%, 100% or 150%, respectively, of the portion of his or her target award attributable to the achievement of the financial objective. In addition, the Compensation Committee approved personal objectives for each plan participant for 2005, including the Chief Executive Officer. Each personal objective was assigned a weight, the sum of which comprised the portion of the target award attributable to the achievement of personal objectives. Based on determinations regarding the achievement of each personal objective, a plan participant was entitled to the portion of his or her target award attributable to the achievement of the applicable personal objective.

        For 2005, the Company achieved the maximum level of distributable cash flow established by the Board as a financial objective under the plan for 2005. Accordingly, each plan participant, including the Chief Executive Officer, was paid 150% of the portion of his or her target award attributable to the achievement of the financial objective. The Compensation Committee determined the level of achievement of 2005 personal objectives for each plan participant and each plan participant was paid the portion of his or her target award attributable to the achievement of the applicable personal objectives.

        Long-Term Incentive Compensation.    The long-term incentive portion of our executive compensation program is administered through Copano Energy's Long-Term Incentive Plan, which was established in November 2004 in anticipation of the company's initial public offering. The plan provides a means by which Copano Energy's employees, including executive officers, may develop an economic interest in the company's future financial success in order to enhance the recipients' desire to remain with the company, to devote their best efforts to its business and to more closely align executives' and unitholders' long-term interests. Upon the closing of its initial public offering in November 2004, Copano Energy granted its executive officers, excluding the Chief Executive Officer, options to acquire an aggregate of 63,000 common units. During 2005, Copano Energy granted certain executive officers options to acquire an aggregate of 130,452 common units and 72,448 restricted common units. No other awards were made to executive officers pursuant to the Long-Term Incentive Plan during 2005. The Compensation Committee is currently developing guidelines with respect to the future grant of long-term incentive awards to executive officers, which will be based upon benchmarking of market compensation and Copano Energy's overall compensation principles.

        Compensation of the Chief Executive Officer.    In connection with the Compensation Committee's initial review of executive officers' base salary levels for 2005, the Compensation Committee established a base salary of $295,000 for Mr. Eckel. In November 2005, the Compensation Committee conducted its annual review of executive officer base salary levels and as a result thereof, approved a base salary of $349,000 for Mr. Eckel effective January 1, 2006. In approving this increase, the Compensation Committee primarily considered compensation benchmarks provided by the independent consultant and the expansion of job responsibilities for the Chief Executive Officer as a result of the acquisition of ScissorTail Energy, LLC in August 2005.

        For 2005, Mr. Eckel was awarded $230,000 under the Management Incentive Compensation Plan. The award was based upon the Company's achievement of the maximum level of distributable cash flow established by the Board as the financial objective under the plan for 2005 and the Committee's determination with respect to his achievement of personal objectives, which included (1) achieving Sarbanes Oxley Section 404 compliance, (2) strengthening the leadership capability of existing management and building the talent pool, (3) achieving 2005 total unitholder return of greater than 25%, (4) maintaining and expanding the company's reputation and (5) complying with and promoting all duly-adopted company policies and procedures. Accordingly, Mr. Eckel was paid 150% of the portion of his target award attributable to the achievement of the financial objective and 110% of the portion of his target award attributable to the achievement of the applicable personal objectives.

        The Compensation Committee believes that the salary and cash incentive compensation earned by Mr. Eckel in 2005 are consistent with market benchmarks and reasonably represent Mr. Eckel's performance as Chief Executive Officer.

        Section 162(m).    Section 162(m) of the Internal Revenue Code, enacted in 1993, imposes a limit of $1 million, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to each of its chief executive officer and four other most highly compensated executive officers. None of Copano Energy's executive officers currently receives compensation exceeding the limits imposed by Section 162(m). While the Compensation Committee cannot predict with certainty how our executive compensation might be affected in the future by Section 162(m) or applicable tax regulations issued thereunder, the Compensation Committee intends to attempt to preserve the tax deductibility of all executive compensation while pursuing the objectives of our executive compensation program as described in this report.

        Conclusion.    The Compensation Committee, with the assistance of its independent consultant, has reviewed the company's overall approach to the compensation of its executive officers, and we believe that our compensation levels are reasonable and appropriately aligned with our compensation objectives. The Compensation Committee will continue to monitor current trends and issues in the executive compensation arena and will make changes to our programs as appropriate.

Submitted By:
Compensation Committee
William L. Thacker, Chair Scott A. Griffiths T. William Porter

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the preceding report shall not be deemed to be "soliciting material" or to be "filed" with the SEC or incorporated by reference into any filing except to the extent the foregoing report is specifically incorporated by reference therein.

UNITHOLDER RETURN PERFORMANCE PRESENTATION

        The performance graph below compares the cumulative total unitholder return on our common units, based on the market price of our common units, with the cumulative total return of the Standard & Poor's 500 Index (the "S&P 500 Index") and a weighted index peer group of four companies (the "Peer Group"). The Peer Group is comprised of Atlas Pipeline Partners, L.P., Crosstex Energy, L.P., Energy Transfer Partners, L.P. and MarkWest Energy Partners, L.P. Cumulative total return is based on annual total return, which assumes reinvested dividends or distributions for the period shown in the performance graph and assumes that $100 was invested in our company at the last reported sale price of our common units as reported on the NASDAQ ($22.70) on November 9, 2004 (the day trading of our common units commenced), and in the S&P 500 Index and the Peer Group on the same date. The Peer Group investment is weighted at the beginning of each period based on the market capitalization of each individual company within the group. The results shown in the graph below are not necessarily indicative of future performance.

	11/9/2004	12/31/2004		12/31/2005
Copano	$100	$126	(1)	$180	(2)
Peer Group	$100	$113		$127
S&P 500	$100	$104		$107

(1)
Based on the last reported sale price of our common units as reported on the NASDAQ on December 31, 2004 ($28.50)

(2)
Based on the last reported sale price of our common units as reported on the NASDAQ on December 30, 2005 ($39.05).

        Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the SEC, in whole or in part, the preceding performance information shall not be deemed to be "soliciting material" or to be "filed" with the SEC or incorporated by reference into any filing except to the extent this performance presentation is specifically incorporated by reference therein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth as of the Record Date the number of units beneficially owned by: (i) each person who is known to us to beneficially own more than 5% of a class of units; (ii) the current directors and nominees of our Board of Directors; (iii) each executive officer named in the Summary Compensation Table included under "Executive Compensation"; and (iv) all current directors and executive officers as a group. We obtained certain information in the table from filings made with the SEC. Unless otherwise noted, each beneficial owner has sole voting power and sole investment power.

Name of Beneficial Owner, Director, Nominee or Named Executive Officer	Common Units	Percentage of Common Units	Subordinated Units	Percentage of Subordinated Units	Percentage of Total Units Beneficially Owned
Kayne Anderson Capital Advisors, L.P.(1)	2,461,246	16.6%	—	—	13.4%
Richard A. Kayne(1)	2,461,246	16.6%	—	—	13.4%
Tortoise Capital Advisors, L.L.C.(2)	1,155,352	7.8%	—	—	6.3%
Fiduciary Asset Management, L.L.C.(3)	1,141,423	7.7%	—	—	5.9%
RR Advisors, LLC(4)	582,446	3.9%	502,300	14.3%	5.9%
Goldman, Sachs & Co.(5)	1,078,403	7.3%	—	—	5.9%
The Goldman Sachs Group, Inc.(6)	1,078,403	7.3%	—	—	5.9%
RCH Energy MLP Fund GP, L.P.(7)	582,446	3.9%	252,300	7.2%	4.5%
RCH Energy MLP Fund, L.P.(8)	568,823	3.8%	248,865	7.1%	4.4%
RCH Energy Opportunity Fund I, GP, L.P.(9)	—	—	250,000	7.1%	1.4%
RCH Energy Opportunity Fund I, L.P.(10)	—	—	250,000	7.1%	1.4%
Fiduciary/Claymore MLP Opportunity Fund(11)	846,402	5.7%	—	—	4.6%
Copano Partners, L.P.(12)	763,221	5.1%	1,317,733	37.4%	11.3%
DLJ Merchant Banking Partners III, L.P. and related owners(13)	230,560	1.6%	874,924	24.9%	6.0%
EnCap Energy Capital Fund III, L.P. and related owners(14)	—	—	342,324	9.7%	1.9%
John R. Eckel, Jr.(12)(15)(16)	763,221	5.1%	1,317,733	37.4%	11.3%
R. Bruce Northcutt(16)(17)	45,330	0.3%	73,084	2.1%	0.6%
Matthew J. Assiff(16)(18)	23,581	0.2%	37,261	1.1%	0.3%
Ronald W. Bopp(16)	*	*	*	*	*
Brian D. Eckhart(16)	*	*	*	*	*
James G. Crump(19)	*	*	*	*	*
Ernie L. Danner(19)	*	*	*	*	*
Scott A. Griffiths(19)	*	*	*	*	*
Michael L. Johnson(19)	*	*	*	*	*
T. William Porter (19)	*	*	*	*	*
William L. Thacker(19)	*	*	*	*	*
All directors and executive officers as a group (22 persons)(20)	948,320	6.4%	1,428,078	40.6%	12.9%

*
Less than 1% of total outstanding units of class.

(1)
Based solely on information furnished in the Schedule 13G filed with the SEC by such entity on April 5, 2006. The reported shares are owned by investment accounts (investment limited partnerships, a registered investment company and institutional accounts) managed, with discretion to purchase or sell securities, by Kayne Anderson Capital Advisors, L.P., as a registered investment adviser. Kayne Anderson Capital Advisors, L.P. is the general partner (or general partner of the general partner) of the limited partnerships and investment adviser to the other accounts. Richard A. Kayne is the controlling shareholder of the corporate owner of Kayne Anderson Investment Management, Inc., the general partner of Kayne Anderson Capital Advisors, L.P. Mr. Kayne is also a limited partner of each of the limited partnerships and a shareholder of the registered investment company. Each of Kayne Anderson Capital Advisors, L.P. and Mr. Kayne reported that, as of April 4, 2006, each shared power to vote or to direct the voting and to dispose or direct the disposition of 2,461,246 common units. Kayne Anderson Capital Advisors, L.P. disclaims beneficial ownership of the these reported units, except those shares attributable to it by virtue of its general partner interests in the limited partnerships. Mr. Kayne disclaims beneficial ownership of reported units, except those shares held by him or attributable to him by virtue of his limited partnership interests in the limited partnerships, his indirect interest in the interest of Kayne Anderson Capital Advisors, L.P. in the limited partnerships, and his ownership of common stock of the registered investment company. Kayne Anderson Capital Advisors, L.P., Richard A. Kayne and related owners can be contacted at the following address: 1800 Avenue of the Stars, Second Floor, Los Angeles, CA 90067.

(2)
Based solely on information furnished in the Schedule 13G filed with the SEC by such entity on February 10, 2006. Tortoise Capital Advisors, L.L.C. is an investment advisor to various managed accounts. The named entity reported that, in such capacity, as of February 2, 2006, the entity had shared power to vote or to direct the voting and to dispose or direct the disposition of 1,155,352 common units. Tortoise Capital Advisors, L.L.C. and related owners can be contacted at the following address: 10801 Mastin Blvd., Suite 222, Overland Park, Kansas 66210.

(3)
Based solely on information furnished in the Schedule 13G filed with the SEC by such entity on February 14, 2006. Fiduciary Asset Management, L.L.C. is an investment advisor to various managed accounts. The named entity reported that, as of February 13, 2006, the entity had shared power to vote or to direct the voting and to dispose or direct the disposition of 1,141,423 common units. Fiduciary Asset Management, L.L.C. and related owners can be contacted at the following address: 8112 Maryland Avenue, Suite 400, St. Louis, Missouri 63105.

(4)
RR Advisors, LLC is the general partner of RCH Energy MLP Fund GP, L.P. and RCH Energy Opportunity Fund I GP, L.P.  RCH Energy MLP Fund GP, L.P. is the general partner of RCH Energy MLP Fund, L.P. and RCH Energy MLP Fund-A, L.P. RCH Energy Opportunity Fund I GP, L.P. is the general partner of RCH Energy Opportunity Fund I, L.P. The units listed are owned by RCH Energy MLP Fund, L.P., RCH Energy MLP Fund-A, L.P., and RCH Energy Opportunity Fund I, L.P. RR Advisors, LLC has reported that it has shared power to vote or to direct the voting and to dispose or direct the disposition of the units listed. RR Advisors, LLC has disclaimed beneficial ownership of any units not owned of record by RR Advisors, LLC. RR Advisors, LLC and related owners can be contacted at the following address: 2100 McKinney Avenue, Suite 700, Dallas, Texas 75201.

(5)
Based solely on information furnished in the Schedule 13G filed with the SEC by such entity on February 3, 2006. Goldman Sachs & Co. is a broker or dealer and an investment advisor to various managed accounts. The named entity reported that, as of February 3, 2006, the entity had shared power to vote or to direct the voting and to dispose or direct the disposition of 1,078,403 common units. Goldman Sachs & Co. and related owners can be contacted at the following address: 85 Broad Street, New York, New York 10004.

(6)
Based solely on information furnished in the Schedule 13G filed with the SEC by such entity on February 3, 2006. The 1,078,403 common units reported on Schedule 13G by the The Goldman Sachs Group, Inc. ("GS Group"), as a parent holding company, are owned, or may be deemed to be beneficially owned, by Goldman, Sachs & Co. ("Goldman Sachs"). Goldman Sachs is a direct and indirect wholly-owned subsidiary of GS Group. The Goldman Sachs Group, Inc. and related owners can be contacted at the following address: 85 Broad Street, New York, New York 10004.

(7)
RCH Energy MLP Fund GP, L.P. is the general partner of RCH Energy MLP Fund, L.P. and RCH Energy MLP Fund-A, L.P. The units listed are owned by RCH Energy MLP Fund, L.P. and RCH Energy MLP Fund-A, L.P. RCH Energy MLP Fund GP, L.P. has reported that it has shared power to vote or to direct the voting and to dispose or direct the disposition of the units listed. RCH Energy MLP Fund GP, L.P. has disclaimed beneficial ownership of any units not owned of record by RCH Energy MLP Fund GP, L.P. RCH Energy MLP Fund GP, L.P. and related owners can be contacted at the following address: 2100 McKinney Avenue, Suite 700, Dallas, Texas 75201.

(8)
RCH Energy MLP Fund, L.P. has reported that it has shared power to vote or to direct the voting and to dispose or direct the disposition of the units listed. RCH Energy MLP Fund, L.P. and related owners can be contacted at the following address: 2100 McKinney Avenue, Suite 700, Dallas, Texas 75201.

(9)
RCH Energy Opportunity Fund I GP, L.P. is the general partner of RCH Energy Opportunity Fund I, L.P. RCH Energy Opportunity Fund I, L.P. is the owner of the units listed. RCH Energy Opportunity Fund I GP, L.P. has reported that it has shared power to vote or to direct the voting and to dispose or direct the disposition of the units listed. RCH Energy Opportunity Fund I, G.P. has disclaimed beneficial ownership of any units not owned of record by RCH Energy Opportunity Fund I GP, L.P. RCH Energy Opportunity Fund I GP, L.P. and related owners can be contacted at the following address: 2100 McKinney Avenue, Suite 700, Dallas, Texas 75201.

(10)
RCH Energy Opportunity Fund I, L.P. has reported that it has shared power to vote or to direct the voting and to dispose or direct the disposition of the units listed. RCH Energy Opportunity Fund I, L.P. and related owners can be contacted at the following address: 2100 McKinney Avenue, Suite 700, Dallas, Texas 75201.

(11)
Based solely on information furnished in the Schedule 13G filed with the SEC by such entity on February 14, 2006. Fiduciary/Claymore MLP Opportunity Fund is an investment advisor to various managed accounts. The named entity reported that, as of February 13, 2006, the entity had shared power to vote or to direct the voting and to dispose or direct the disposition of 846,402 common units. Fiduciary/Claymore MLP Opportunity Fund and related owners can be contacted at the following address: 8112 Maryland Avenue, Suite 400, St. Louis, Missouri 63105.

(12)
All units are held by Copano Partners Trust, a Delaware statutory trust, the sole beneficiary of which is Copano Partners, L.P., which retains sole voting and dispositive power with respect to the common units and subordinated units held by Copano Partners Trust. Ten grantor trusts own indirectly all of the outstanding general partner interests in Copano Partners, L.P. and, together with 19 additional grantor trusts, own, directly or indirectly, all of its outstanding limited partner interests. The direct or indirect beneficiaries of the grantor trusts are certain members of our management team, certain of our employees, certain current employees of Copano Operations and heirs of certain former employees of Copano Operations. 27 of the 29 grantor trusts have three trustees, John R. Eckel, Jr., Charles R. Noll, Jr. and Charles R. Barker, Jr., and Mr. Eckel has the power to appoint additional trustees for 23 of the 29 grantor trusts, including each of the grantor trusts holding indirect interests in the general partner of Copano Partners, L.P. Mr. Eckel, Jeffrey A. Casey and Douglas L. Lawing serve as the trustees of one of the remaining grantor trusts and Messrs. Eckel, Noll, Barker and Matthew J. Assiff serve as the trustees of the other remaining grantor trust.

(13)
Based solely on information furnished in the Schedule 13D filed with the SEC by such persons on November 24, 2004 and subsequent transactions known to us. Includes common units and subordinated units owned by MBP III AIV, L.P., and MBP III Onapoc Holdings LLC, which are merchant banking funds managed by affiliates of Credit Suisse First Boston Private Equity, Inc. that are indirect subsidiaries of Credit Suisse First Boston (USA), Inc.

  Credit Suisse, a Swiss bank, owns the majority of the voting stock of Credit Suisse First Boston, Inc., which owns all of the stock of CSFB-USA. The ultimate parent company of Credit Suisse is Credit Suisse Group ("CSG"). CSG disclaims beneficial ownership of the reported common units that are beneficially owned by its direct and indirect subsidiaries. DLJ Merchant Banking Partners III, L.P. and related owners can be contacted at the following address: Eleven Madison Avenue, New York, New York 10010-3629.

(14)
Based solely on information furnished in the Schedule 13D filed with the SEC by such persons on November 24, 2004 and subsequent transactions known to us. Includes subordinated units owned by EnCap Energy Capital Fund III, L.P. ("EnCap Fund III"), EnCap Acquisition III-B, Inc. ("EnCap Acquisition III-B") and BOCP Energy Partners, L.P. ("BOCP"). Such entities or persons may be deemed to share the voting and dispositive control with respect to the securities owned by EnCap Fund III, EnCap Acquisition III-B, and BOCP as a result of the relationships described as follows:

  •
  EnCap Energy Capital Fund III-B, L.P. ("EnCap Fund III-B") is the sole shareholder of EnCap Acquisition III-B;

  •
  EnCap Investments L.L.C. is the sole general partner of EnCap Fund III and EnCap Fund III-B and is the manager of BOCP; and

  •
  EnCap Investments L.P. is the sole manager of EnCap Investments L.L.C., EnCap Investments GP, L.L.C. is the sole general partner of EnCap Investments L.P., RNBD GP LLC is the sole member of EnCap Investments GP, L.L.C., and David B. Miller, Gary R. Petersen, D. Martin Phillips, and Robert L. Zorich are the members of RNBD GP LLC.

  Each of EnCap Investments L.L.C., EnCap Investments L.P., EnCap Investments GP, L.L.C., RNBD GP LLC, David B. Miller, Gary R. Petersen, D. Martin Phillips, and Robert L. Zorich disclaims beneficial ownership of the reported securities in excess of such entity's or person's respective pecuniary interest in the securities.

  EnCap Energy Capital Fund III, L.P. and related owners can be contacted at the following address: 1100 Louisiana, Suite 3150, Houston, Texas 77002.

(15)
Mr. Eckel is the direct or indirect beneficiary of grantor trusts that directly or indirectly own 67.4% of the outstanding partnership interests of Copano Partners, L.P. Mr. Eckel disclaims beneficial ownership of the reported securities in excess of his pecuniary interest in the securities.

(16)
Messrs. Eckel, Northcutt, Assiff, Bopp and Eckhart can be contacted at the following address: 2727 Allen Parkway, Suite 1200, Houston, Texas 77019.

(17)
Includes options to acquire 3,000 common units that are currently exercisable.

(18)
Includes options to acquire 2,000 common units that are currently exercisable. Mr. Assiff is also the beneficiary of a grantor trust that owns 1.2% of the outstanding partnership interests in Copano Partners, L.P. Mr. Assiff disclaims beneficial ownership of the reported securities in excess of his pecuniary interest in the securities.

(19)
Messrs. Crump, Danner, Griffiths, Johnson, Porter and Thacker, members of our Board of Directors, can be contacted at the following address: 2727 Allen Parkway, Suite 1200, Houston, Texas 77019.

(20)
Includes options to acquire 21,240 common units that are currently exercisable or exercisable within 60 days of the Record Date and 91,373 restricted units over which the beneficial owner has no investment power.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Copano/Operations, Inc.

        During the year ended December 31, 2004, a substantial majority of our general and administrative functions, all of our field operating personnel and certain other services shared by our operating subsidiaries were obtained through Copano Operations, which we reimbursed for its actual costs, as described below. Mr. Eckel serves as Chairman and Chief Executive Officer of Copano Operations and is the indirect owner of its capital stock. In addition to personnel, including personnel benefits, Copano Operations procured office facilities, office supplies and equipment, insurance, professional services and similar goods and services on our behalf. In addition to their duties on behalf of our operating subsidiaries, certain Copano Operations' employees also performed services on behalf of other companies that are controlled by Mr. Eckel, utilizing office space described below. As of November 1, 2004, these arrangements were reflected in an Administrative and Operating Services Agreement entered into by Copano Operations, our operating subsidiaries and us. Under the services agreement, our obligation to reimburse Copano Operations for its costs is limited to costs of expenditures approved by us pursuant to our governance and delegation of authority process.

        Copano Operations charged us for the costs that it incurred on our behalf without markup, based upon total monthly expenses incurred by Copano Operations less (i) a fixed allocation to reflect expenses incurred by Copano Operations for the benefit of other companies controlled by Mr. Eckel and (ii) any costs incurred directly for the benefit of these other companies. For the year ended December 31, 2004, we reimbursed Copano Operations $15.4 million for administrative and operating costs, including payroll and benefits expense for both our field and administrative personnel.

        Effective January 1, 2005, and pursuant to our services agreement with Copano Operations, Copano Operations transferred responsibility to us for a significant portion of the services that Copano Operations had previously provided to us, including its employment of certain employees on our behalf. Under the general and administrative services agreement, we continue to reimburse Copano Operations for all direct and indirect costs of services provided to us by Copano Operations using the same methodology as utilized prior to January 1, 2005. For the year ended December 31, 2005, we reimbursed Copano Operations $3.0 million for administrative and operating costs, including payroll and benefits expenses for certain of our field and administrative personnel. While we are obligated to pay Copano Operations for all general, administrative and operating costs incurred pursuant to our services agreement with Copano Operations, certain unitholders that were investors prior to our initial public offering, whom we refer to as our initial investors, agreed to fund a portion of our general and administrative costs, as defined, in excess of a defined level for a period of three years beginning on January 1, 2005 (if not extended by the initial investors). The initial term of our services agreement with Copano Operations extends through December 31, 2006 and is automatically extended for successive one-year terms unless Copano Operations or we provide at least 90 days' notice of termination prior to commencement of a renewal term. If the services agreement terminates prior to May 30, 2010, we have agreed with Copano Operations that the responsibilities of the parties under the services agreement will continue with respect to the office lease for our Houston office described below through May 30, 2010.

        In connection with the services that Copano Operations provides to us, we have also entered into the following transactions with Copano Operations:

  •
  Beginning in April 2003, certain of our subsidiaries became co-lessees with Copano Operations under the office lease agreement for our Houston office. Lease expense under this agreement was $0.4 million for the year ended December 31, 2005 and was paid by Copano Operations and included in the calculation of its charges to us.

  •
  From July 8, 2002 through April 1, 2004, we guaranteed certain vehicle lease obligations of Copano Operations for vehicles operated for the benefit of certain of our subsidiaries. The use of these vehicles was included in the support services provided by Copano Operations to us. As of April 2, 2004, the vehicle leases were transferred by Copano Operations to one of our subsidiaries and Copano Operations is no longer a party to the leases. For a more detailed discussion of these guarantees, please read Note 15 of the accompanying Notes to our audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2005.

        We believe that we obtained services from Copano Operations on terms no less favorable than those that could have been achieved with an unaffiliated entity.

Natural Gas Transactions

        Two of our subsidiaries, Copano Field Services/Copano Bay, L.P. and Copano Field Services/Agua Dulce, L.P., purchase natural gas from and provide gathering and compression services to companies affiliated with Mr. Eckel, which include Camden Reserves, Inc., Live Oak Reserves, Inc., and Nueces Reserves, Inc. Mr. Eckel serves as President of each of these affiliated companies and is the indirect owner of more than 80% of each of these companies' capital stock. During the year ended December 31, 2005, our subsidiaries purchased natural gas from affiliated companies of Mr. Eckel totaling $1.5 million and provided gathering and compression services to affiliated entities of Mr. Eckel totaling $0.03 million. Additionally, affiliated companies of Mr. Eckel reimbursed us $0.1 million for the year ended December 31, 2005 in gas lift costs. We believe that these purchases and sales were on terms no less favorable than those that could have been achieved with an unaffiliated entity.

General and Administrative Expense Reimbursement Obligations

        Pursuant to our limited liability company agreement, our investors existing prior to our initial public offering, or our pre-offering investors, agreed to reimburse us for our general and administrative expenses in excess of stated levels (subject to certain limitations discussed below) for a period of three years beginning on January 1, 2005. Specifically, to the extent our general and administrative expenses exceed the following levels, the portion of the general and administrative expenses ultimately funded by us (subject to certain adjustments and exclusions) will be limited, or capped, as indicated:

Year	General and Administrative Expense Limitation
1	$1.50 million per quarter
2	$1.65 million per quarter
3	$1.80 million per quarter

        During this three-year period, the quarterly limitation on general and administrative expenses will be increased by 10% of the amount by which EBITDA (net income (loss) plus interest expense, provisions for income taxes and depreciation and amortization expense) for any quarter exceeds $5.4 million. Additionally, the cap may be extended beyond its initial three-year term at the same or a higher level by the affirmative vote of at least 95% of the common and subordinated units held by our pre-offering investors or their assignees, voting together as a single class. We can provide no assurance as to any such extension, as such determination will be made in the sole discretion of our pre-offering investors. This cap on general and administrative expenses excludes non-cash expenses as well as expenses we may incur in connection with potential acquisitions and capital improvements.

        Immediately prior to completion of our initial public offering, we distributed to our pre-offering investors $4 million (the "Initial Escrow Amount"). Our pre-offering investors deposited these funds in escrow accounts to be used for the purpose of satisfying their respective general and administrative expense reimbursement obligations. Pursuant to our limited liability agreement, upon exhaustion of the Initial Escrow Amount, any further reimbursement obligation is limited solely to the amount of the distributions attributable to the 5,557,378 common and subordinated units owned by the pre-offering investors immediately prior to our initial public offering (the "Pre-Offering Units"). In order to facilitate the payment of any further reimbursement obligation, our limited liability company agreement provides that we may deposit any distributions that are required to cover the obligation and are otherwise payable to our pre-offering investors, directly in the pre-offering investors' escrow accounts. Also, to the extent that any of our pre-offering investors sell Pre-Offering Units, the buyer must assume the related reimbursement obligations or the selling pre-offering investor must deposit certain funds in its escrow account to secure the payment of any future reimbursement obligation with respect to the units transferred. During 2005, pre-offering investors made capital contributions to us in the aggregate amount of $4.1 million as reimbursement of excess general and administrative expenses for the first three quarters of 2005. The pre-offering investors made $4.0 million of these capital contributions from the Initial Escrow Amount and since the Initial Escrow Amount was then exhausted, the remaining $0.1 million was made from distributions received with respect to units owned by these pre-offering investors. In February 2006, pre-offering investors made capital contributions to us in the aggregate amount of $1.4 million as reimbursement of excess general and administrative expenses for the fourth quarter of 2005. This contribution was funded from distributions on our units received by these pre-offering investors as well as from certain funds previously deposited in escrow in connection with unit transfers.

        During the three-year period for which our pre-offering investors' reimbursement obligation is in effect, the annual budget for our general and administrative expenses requires approval of a majority of the members of our Board of Directors, which approval shall not be unreasonably withheld. If the annual budget for general and administrative expenses is not approved, the budget for the preceding year will apply. Any change to the annual budget for general and administrative expenses which exceeds 10% of the budget for the prior year, or any adjustments to an approved annual budget exceeding 5% of the approved amount for any particular item, or 10% in the aggregate, during the applicable year, will require the unanimous approval of any of our directors affiliated with Credit Suisse Private Equity, EnCap Investments, L.P. or Copano Partners, L.P., which approval shall not be unreasonably withheld.

Tax Distribution Obligation

        Under the terms of our limited liability company agreement, we were required to make a tax distribution to Copano Partners, L.P., Mr. Northcutt and Mr. Assiff for their respective tax obligations attributable to their ownership interest in us for those taxable periods, or any portion thereof, ending on or prior to completion of our initial public offering. In satisfaction of this obligation, in April 2005, we paid tax distributions of $522,236, $7,200 and $3,739 to Copano Partners, L.P., Mr. Northcutt and Mr. Assiff, respectively.

Other

        Computer Group, Inc., of which Wayne S. Harrison is President and majority shareholder, provided computer consulting services to the Company and its predecessors and affiliates from the early 1980s until Mr. Harrison's election as our Vice President and Chief Information Officer in June 2005. From 1996 through 2004, these services were provided through Copano Operations and the expenses were included in the calculation of its charges to us. Copano Operations' expenses under this arrangement were $198,114 for the year ended December 31, 2004. Beginning January 2005, Computer Group, Inc.'s services were provided directly to us and for the year ended December 31, 2005, associated expenses totaled $95,809. In connection with the transition by Mr. Harrison from consultant to our employee, he agreed to transfer to us a non-exclusive right to all software previously developed by Computer Group, Inc. and utilized by us or for our benefit for a purchase price of $24,000. Mr. Harrison also agreed to transfer a similar license to Copano Operations for the same purchase price and for the benefit of certain entities affiliated with Mr. Eckel.

        The consummation of our acquisition of ScissorTail Energy, LLC in August 2005 constituted a "change in control" as defined in change in control and profits participation agreements between

ScissorTail and certain members of its management and obligated ScissorTail to make payments as set forth in the agreements. As a result, following completion of the acquisition, we made payments pursuant to these agreements of approximately $22.6 million, including approximately $19.5 million to five ScissorTail officers who continue to be employed by us. The payment was negotiated by and made for the account of the sellers of ScissorTail.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership to the SEC. Officers, directors and greater than 10% stockholders are required by the regulations of the SEC to furnish the Company with copies of all Section 16(a) reports they file. Based solely on its review of copies of such reports received by it and written representations from certain persons that no other reports were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with for the fiscal year ended December 31, 2005, except that the initial grant of options to Messrs. Northcutt, Assiff, Bopp, Lawing, Eckhart, White, Gibson, Ms. Paradee and Ms. De Young pursuant to the Company's Long Term Incentive Plan were not reported on a timely-filed Form 4, but each such transaction was subsequently reported on Form 4, and all transactions are reflected in this Proxy Statement.

UNITHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

        Unitholders may propose matters to be presented at unitholders' meetings and may also recommend persons for nomination or nominate persons to be directors, subject to the formal procedures that have been established.

Proposals for 2007 Annual Meeting

        Pursuant to rules promulgated by the SEC, any proposals of unitholders of our company intended to be presented at the Annual Meeting of Unitholders to be held in 2007 and included in our Proxy Statement and form of proxy relating to that meeting, must be received at our principal executive offices, 2727 Allen Parkway, Suite 1200, Houston, Texas, 77019, no later than February 27, 2007, but no earlier than January 27, 2007. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act of 1934.

        In addition to the SEC rules described in the preceding paragraph, pursuant to Section 11.13 of our limited liability company agreement, only proposals of business made in accordance with the following procedures are eligible for consideration by our unitholders at an annual meeting of unitholders. Proposals eligible for consideration by our unitholders at an annual meeting of unitholders may be made only (i) by or at the direction of the Board of Directors or (ii) by any holder of units who is entitled to vote at the meeting and who complied with the following notice procedures. For proposals to be properly brought before an annual meeting by a unitholder:

  (i)
  the unitholder must have given timely notice thereof in writing to our Corporate Secretary,

  (ii)
  such business must be a proper matter for unitholder action under our limited liability company agreement and the Delaware Act,

  (iii)
  if the unitholder, or the beneficial owner on whose behalf any such proposal is made, has provided us with a solicitation notice, such unitholder or beneficial owner must have delivered a proxy statement and form of proxy to holders of at least the percentage of outstanding units required under our limited liability company agreement or Delaware law to carry any such proposal, and must have included in such materials the solicitation notice, and

  (iv)
  if no solicitation notice relating thereto has been timely provided, the unitholder or beneficial owner proposing such business must not have solicited a number of proxies sufficient to have required the delivery of such a solicitation notice. Our limited liability company agreement provides that to be timely, a unitholder's notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the preceding year's annual meeting. For a proposal of business to be considered at the 2007 Annual Meeting of Unitholders, a unitholder's notice should be properly submitted to our Corporate Secretary at our principal executive offices, 2727 Allen Parkway, Suite 1200, Houston, Texas, 77019, no later than February 27, 2007, but not earlier than January 27, 2007.

        A unitholder's notice to our Corporate Secretary must set forth (a) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such unitholder and the beneficial owner, if any, on whose behalf the proposal is made; and (b) as to the unitholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such unitholder, as they appear on our books, and of such beneficial owner, (ii) the class and number of units which are owned beneficially and of record by such unitholder and such beneficial owner, and (iii) whether either such unitholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of units required under our limited liability company agreement or Delaware law to carry the proposal.

Nominations for 2007 Annual Meeting and for Any Special Meeting

        Pursuant to Section 11.13(b) of our limited liability company agreement, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to our Board of Directors may be made at a meeting of unitholders only (a) by or at the direction of the Board of Directors or (b) by any unitholder of our company: (i) who is entitled to vote at the meeting, (ii) who was a record holder of a sufficient number of common units and subordinated units as of the record date for such meeting to elect one or more members to the Board of Directors assuming that such holder cast all of the votes it is entitled to cast in such election in favor of a single candidate and such candidate received no other votes from any other holder of units (or, in the case where such holder holds a sufficient number of units to elect more than one director, such holder votes its units as efficiently as possible for such candidates and such candidates receive no further votes from holders of outstanding units) and (iii) who complies with the following notice procedures. All nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to our Corporate Secretary. With respect to director elections held at our Annual Meetings, our limited liability company agreement provides that to be timely, a unitholder's notice must be delivered to our Corporate Secretary at our principal executive offices not less than 90 days or more than 120 days prior to the first anniversary of the preceding year's annual meeting. For a nomination of any person for election to our Board of Directors to be considered at the 2007 Annual Meeting of Unitholders, it must be properly submitted to our Corporate Secretary at our principal executive offices, 2727 Allen Parkway, Suite 1200, Houston, Texas, 77019, no later than February 27, 2007, but not earlier than January 27, 2007. Our limited liability company also provides that unitholder nominations of persons for election to the Board of Directors may be made at a special meeting of Unitholders at which directors are to be elected pursuant to our notice of meeting provided unitholder notice of the nomination is timely. To be timely, a unitholder's notice must be delivered to our Corporate Secretary not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

        A unitholder's notice to our Corporate Secretary must set forth (a) as to each person whom the unitholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the unitholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such unitholder as they appear on our books and of such beneficial owner, (ii) the class and number of units which are owned beneficially and of record by such unitholder and such beneficial owner, and (iii) whether either such unitholder or beneficial owner intends to deliver a Proxy Statement and form of proxy to holders of a sufficient number of holders of units to elect such nominee or nominees.

Recommendation of Director Candidates to the Nominating and Governance Committee

        A unitholder or a group of unitholders may recommend potential candidates for consideration by the Nominating and Governance Committee by sending a written request to our Corporate Secretary not earlier than the 150th calendar day and not later than the 90th calendar day before the first anniversary of the mailing of the proxy materials in connection with the preceding year's annual meeting. Such written request must be sent to our principal executive offices, 2727 Allen Parkway, Suite 1200, Houston, Texas 77019, Attn: Corporate Secretary. The written request must include the candidate's name, contact information, biographical information and qualifications. The request must also include the potential candidate's written consent to being named in the Proxy Statement as a nominee and to serving as a director if nominated and elected. The unitholder or group of unitholders making the recommendation must also disclose, with the written request described above, the number of units that the unitholder or group of unitholders beneficially owns and the period of time the unitholder or group of unitholders has beneficially owned the units. Additional information may be requested from time to time by the committee from the nominee or the unitholder or group of unitholders.

SOLICITATION AND MAILING OF PROXIES

        The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by us. In addition to the use of the mail, proxies may be solicited by our representatives in person or by telephone, electronic mail or facsimile transmission. These representatives will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. If undertaken, we expect the expenses of such solicitation by our representatives to be nominal. We will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of our common units as of the Record Date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice.

        If a unitholder wishes to give such holder's proxy to someone other than the names appearing in the proxy card, the names appearing in the proxy card must be crossed out and the name of another individual or individuals (not more than three) inserted. The signed card must be presented at the Annual Meeting by the individual or individuals representing such unitholder.

        As a matter of policy, proxies, ballots, and voting tabulations that identify individual unitholders are kept private by us. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating the vote. The vote of any unitholder is not disclosed except as necessary to meet legal requirements.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual, quarterly and current reports and Proxy Statements with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at www.sec.gov. You may also read and copy any document that we file with the SEC at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. You can call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. We maintain a website at www.copanoenergy.com, where we post our SEC filings.

        You may request copies of our filings, including any documents incorporated by reference in this Proxy Statement as described below, without charge, by calling our Investor Relations Representative at (713) 621-9547 or write to Investor Relations, 2727 Allen Parkway, Suite 1200 Houston, Texas 77019.

        If you would like to request documents from us, please do so at least five business days before the date of the Annual Meeting in order to receive timely delivery of the documents before the Annual Meeting. If you request any incorporated documents from us, we will mail them to you by first class mail or other equally prompt means within one business day of receipt of your request, provided that we will not mail any exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Proxy Statement incorporates.

        You should rely only on the information contained or incorporated by reference in this Proxy Statement to vote your units at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this Proxy Statement.

        The information contained in this document or any document incorporated by reference herein speaks only as of the date indicated on the cover of this document or the document incorporated by reference unless the information specifically indicates that another date applies.

OTHER MATTERS FOR 2006 ANNUAL MEETING

        As of the date of this Proxy Statement, our Board of Directors knows of no matters to be acted upon at the Annual Meeting other than the proposals included in the accompanying notice and described in this Proxy Statement. If any other matter requiring a vote of unitholders arises, including a question of adjourning the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote thereon according to their best judgment of what they consider to be in the best interests of our company. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment or postponement thereof.

By Order of the Board of Directors,
Douglas L. Lawing Vice President, General Counsel and Secretary
Houston, Texas April 13, 2006

Appendix A
AUDIT COMMITTEE CHARTER
OF COPANO ENERGY, L.L.C.

        The Board of Directors (the "Board") of Copano Energy, L.L.C. (the "Company") approves and adopts the following Audit Committee Charter to specify the purpose, composition and responsibilities of the Audit Committee (the "Committee").

I.    PURPOSE

        The purposes of the Committee are to:

  1.
  Oversee the quality, integrity and reliability of the financial statements and other financial information the Company provides to any governmental body or the public;

  2.
  Oversee the Company's compliance with legal and regulatory requirements;

  3.
  Oversee the independent auditors' qualifications, independence and performance;

  4.
  Oversee the Company's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

  5.
  Provide an open avenue of communication among the independent auditors, financial and senior management and the Board, always emphasizing that the independent auditors are accountable to the Committee;

  6.
  Produce an annual report for the Company's proxy statement as required by the Securities and Exchange Commission's (the "SEC") rules and regulations; and

  7.
  Perform such other functions as the Board may assign to the Committee from time to time.

        Consistent with these purposes, the Committee should encourage continuous improvement of, and should foster adherence to, the Company's policies, procedures and practices at all levels.

II.    COMPOSITION

        The Committee shall consist of three or more members of the Board, each of whom shall satisfy the independence and experience requirements of The Nasdaq Stock Market, Inc. ("Nasdaq") and the applicable rules and regulations of the SEC within the time periods specified by Nasdaq and the SEC. Each member of the Committee shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement, and at least one member of the Committee shall be an "audit committee financial expert", as defined by applicable SEC rules.

        The members of the Committee shall be selected annually by the Board and shall serve at the pleasure of the Board. The Board shall designate the chairperson of the Committee (the "Chairperson"); however, if a Chairperson is not designated by the Board or present at a meeting, the Committee may designate a Chairperson by majority vote of the Committee members then in office.

III.    AUTHORITY AND RESPONSIBILITIES

        The Committee is delegated all the authority of the Board as may be required or advisable to fulfill the purposes of the Committee. As such, the Committee shall have the sole authority to appoint, retain, compensate, evaluate and terminate the independent auditor (subject, if applicable, to unitholder ratification), and shall have sole authority to approve all audit engagement fees and terms and all non-audit engagements with the independent auditor. The independent auditor shall report directly to the Committee. Any independent auditors selected by the Committee shall be a "registered public accounting firm" within the definition contained in Section 2 of the Sarbanes-Oxley Act of 2002, as required by law. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors.

        Without limiting the generality of the preceding statements, the Committee shall have authority, and is entrusted with the responsibility, to take the following actions:

A.    Oversight Over Financial Reporting

1.
Prior to the filing of the Company's Annual Report on Form 10-K, review and discuss with management and the independent auditor the annual audited financial statements, including disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in such report, and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

2.
Prior to the filing of the Company's Quarterly Reports on Form 10-Q, review and discuss with management and the independent auditor the interim unaudited quarterly financial statements, including disclosure under "Management's Discussion and Analysis of Financial Condition and Results of Operations" in such reports, and the independent auditor's review of the interim financial statements.

3.
Prior to the release of quarterly and annual earnings, review and discuss with management and the independent auditor all earnings press releases.

4.
Review and discuss with management and the independent auditor: (a) any significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles; (b) any material issues as to the adequacy of the Company's systems of internal control and any corrective actions or special procedures adopted in light of material control deficiencies; (c) the development, selection and disclosure of critical accounting estimates; and (d) analyses of the effect of alternative assumptions or estimates of, or application of generally accepted accounting principles in the United States ("GAAP") on, the Company's financial statements.

5.
Approve the Company's financial risk management policies and modifications thereto.

6.
Discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and implementation of the Company's risk management policies.

7.
Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

8.
Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including (a) the adoption of, or changes to, the Company's significant auditing and accounting principles and practices as suggested by the independent auditor or management; (b) the management letter provided by the independent auditor and the Company's response to that letter; and (c) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

B.    Oversight of the Independent Auditor

1.
Be directly responsible for the appointment, oversight and compensation and when necessary, termination of the independent auditor, including resolution of disagreements with management and the independent auditor regarding financial reporting for the purpose of preparing or issuing an audit report or related work.

2.
At least annually, assess the independence of the independent auditor by requiring that the independent auditor submit to the Committee on a periodic basis a formal written statement delineating all relationships between the independent auditor and the Company (including the disclosures required by Independence Standards Board Standard No. 1), and by actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact their objectivity and independence.

3.
Review the experience and qualifications of the senior members of the independent auditor team.

4.
Assure the regular rotation of the lead audit partner of the independent auditing firm as required by law, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditing firm itself.

5.
Set clear hiring policies for employees or former employees of the independent auditor.

6.
At least annually, obtain and review a report by the independent auditor describing (a) the firm's internal quality-control procedures; (b) any material issues raised within the preceding five years by the most recent internal-quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or other authority relating to any audit conducted by the firm; (c) any steps taken to deal with any such issues; and (d) registration of the independent auditor with the Public Company Accounting Oversight Board.

7.
Meet with the independent auditor prior to the initiation of the annual audit to discuss (a) the planning and staffing of the audit, (b) the independent auditors' process for identifying and responding to key audit and internal control risks, and (c) the scope and approach of the annual audit to assure completeness of coverage of key business controls and risk areas.

8.
Instruct the independent auditors to report directly to the Committee any problems or difficulties incurred in connection with the audit, including any restrictions on the scope of activities or access to required information, or any disagreements with management and resolve any disagreements between management and the independent auditors regarding financial reporting that are brought to the attention of the Committee.

9.
Review with the independent auditors at the completion of the annual audit: (a) the independent auditors' audit of the financial statements and their report thereon, (b) any significant changes required in the independent auditors' audit plan, (c) the existence of significant estimates and judgments underlying the financial statements, including the rationale behind those estimates as well as the details on material accruals and reserves, (d) the critical accounting policies used in the financial statements, (e) an analysis of the effect of alternative methods of applying GAAP on the Company's financial statements, (f) material written communications between the independent auditor and the Company's management and (g) other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

10.
Establish policies and procedures for the pre-approval, as appropriate, of all audit services and all permitted audit-related services, tax services and other non-audit services to be performed for the Company by the independent auditor, subject only to the de minimis exceptions for permitted non-audit services. The Committee may delegate its pre-approval authority for these services to one or more members, whose decisions shall be presented to the full Committee at its scheduled meetings. Each of these services must receive specific pre-approval by the Committee unless the Committee has provided general pre-approval for such category of services in accordance with policies and procedures that comply with applicable laws and regulations.

C.    Compliance Oversight Responsibilities

1.
Obtain from the independent auditor assurance that it has complied with the requirements applicable to it under Section 10A of the Securities Exchange Act of 1934, as amended.

2.
Obtain reports from management and/or the independent auditor regarding whether the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements.

3.
Review reports and disclosures of insider and affiliated party transactions.

4.
Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

5.
Discuss with management and the independent auditor any legal matters that may have a material impact on the financial statements or the Company's compliance policies.

6.
Establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company, regarding questionable accounting or auditing matters. Investigate at its discretion any complaint brought to its attention, which investigation may include reviewing the books, records and facilities of the Company and interviewing Company officers or employees

7.
Periodically discuss separately with management and the independent auditors the adequacy and integrity of the Company's accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company's financial disclosure and the extent to which major recommendations made by the independent auditors have been implemented or resolved.

D.    Other Responsibilities

1.
Meet separately with management and the independent auditor (but not less than annually, in the case of management, and not less than quarterly, in the case of the independent auditor). The Committee may also, to the extent it deems necessary or appropriate, meet with the Company's investment bankers or financial analysts who follow the Company.

2.
Prepare and publish a report in the Company's proxy statement as required by the SEC's rules and regulations.

3.
Review and reassess the adequacy of this Charter at least annually, and make recommendations of any proposed changes to this Charter to the Board for its approval.

4.
Submit this Charter to the Board for approval, and cause the Company to have the Charter published at least every three years in accordance with the rules of the SEC from time to time in effect.

5.
Regularly update the Board about Committee activities.

6.
Each year, the Committee shall review and evaluate its own performance and shall submit itself to the review and evaluation of the Board.

E.    Other Authority

1.
Conduct any investigation with respect to the Company's operations that is appropriate to fulfilling its responsibilities and have direct access to the independent auditor as well as anyone in the Company.

2.
Retain and determine funding for such independent legal, accounting and such other advisors as it deems necessary or appropriate to fulfill its responsibilities. The Committee is empowered, without further action of the Board, to cause the Company to pay the compensation of such advisors as the Committee shall so engage.

3.
Delegate to its Chairperson or any of its members the responsibility for any particular matters, or one or more subcommittees (including a subcommittee consisting of a single member), as it deems appropriate from time to time under the circumstances.

IV.    LIMITATION OF COMMITTEE'S ROLE

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete, accurate and in accordance with GAAP and applicable rules and regulations. These are the responsibilities of the Company's management, or as applicable the Company's independent auditor.

V.    MEETINGS

1.
The Committee shall meet at least four times annually and may meet more frequently as circumstances dictate; at least two of such annual meetings shall be in executive session (without management present). Meetings of the Committee may be in person, by conference call or by unanimous written consent, in accordance with the Company's limited liability company agreement. Meetings of the Committee shall be held at such time and place, and upon such notice, as the Chairperson may from time to time determine. The Committee shall keep such records of its meetings as it deems appropriate.

2.
The Chairperson shall develop the agenda for each meeting and in doing so may consult with management, the independent auditor and legal counsel.

3.
A majority of the members of the Committee shall constitute a quorum. Concurrence of a majority of the quorum (or, if the quorum consists of two members of the Committee, both members present) shall be required to take formal action of the Committee.

4.
Members of the Committee may conduct informal inquiries without the necessity of formal meetings.

5.
Except as specifically provided in this Charter, the provisions of the Company's limited liability company agreement with respect to committees of the Board shall apply to the Committee.

Revised February 16, 2006

COPANO ENERGY, L.L.C.
PROXY FOR 2006 ANNUAL MEETING OF UNITHOLDERS

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned hereby appoints John R. Eckel, Jr. and T. William Porter, and each of them, with or without the other, proxies, with full power of substitution, to vote all units that the undersigned is entitled to vote at the 2006 Annual Meeting of Unitholders of Copano Energy, L.L.C. (the "Company"), to be held at 2727 Allen Parkway, Ground Level, Meeting Room 3, Houston, Texas 77019, on May 25, 2006, at 9:00 a.m., Central Standard Time, and all adjournments and postponements thereof as follows:

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF UNITHOLDERS OF

COPANO ENERGY, L.L.C.

May 25, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon as possible.

        --Please detach along perforated line and mail in the envelope provided.--

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☒

1.
Election of Directors.

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: ( ) James G. Crump ( ) Ernie L. Danner ( ) John R. Eckel, Jr. ( ) Scott A. Griffiths ( ) Michael L. Johnson ( ) T. William Porter ( ) William L. Thacker	2. Ratification of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

TO CUMULATE YOUR VOTE FOR ONE OR MORE OF THE ABOVE NOMINEE(S), WRITE THE NUMBER OF CUMULATED VOTES YOU WISH TO ALLOCATE TO SUCH NOMINEE(S) IN THE SPACE TO THE RIGHT OF THE NOMINEE(S) NAME(S). IF YOU ARE CUMULATING YOUR VOTE, DO NOT MARK THE CIRCLE. PLEASE SEE PAGES 4 AND 5 OF THE PROXY STATEMENT FOR FURTHER INFORMATION REGARDING CUMULATIVE VOTING.
This Proxy is revocable and will be voted as you specify herein. If no specification is made, this Proxy will be voted FOR the nominees listed (with your votes distributed evenly among the nominees) and FOR ratification of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending December 31, 2006, and in accordance with the judgment of the persons voting the Proxy with respect to any other matter that may properly be presented at the meeting. Receipt of the Notice of the 2006 Annual Meeting and the related Proxy Statement is hereby acknowledged.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee for whom you wish to withhold authority, as shown here: ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Unitholder	Date

Signature of Unitholder	Date

Note:    Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

QuickLinks

PROPOSAL ONE—ELECTION OF DIRECTORS
THE BOARD OF DIRECTORS AND ITS COMMITTEES
PROPOSAL TWO: RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
Summary Compensation Table
Option Grants in Last Fiscal Year
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
UNITHOLDER RETURN PERFORMANCE PRESENTATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
UNITHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
SOLICITATION AND MAILING OF PROXIES
WHERE YOU CAN FIND MORE INFORMATION ABOUT US
OTHER MATTERS FOR 2006 ANNUAL MEETING
COPANO ENERGY, L.L.C. PROXY FOR 2006 ANNUAL MEETING OF UNITHOLDERS THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF UNITHOLDERS OF COPANO ENERGY, L.L.C. May 25, 2006 Please date, sign and mail your proxy card in the envelope provided as soon as possible.